Exhibit 10.2
EQUITY COMMITMENT AGREEMENT
January 30, 2006
Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131
Ladies and Gentlemen:
     USG Corporation, a Delaware corporation (as a debtor in possession and a reorganized debtor, as applicable, the “Company”), proposes to offer and sell shares of its common stock, par value $0.10 per share (together with any associated share purchase rights other than the Rights, “Common Stock”), pursuant to a rights offering (the “Rights Offering”) whereby the Company will distribute at no charge, one purchase right (each, a “Right”) per share of Common Stock outstanding and held of record as of a record date (the “Record Date”) to be set by the Board of Directors of the Company. Each Right will entitle the holder thereof to purchase one share of Common Stock (a “Share”) for $40.00 (the “Purchase Price”). In order to facilitate the Rights Offering, pursuant to this Equity Commitment Agreement (the “Agreement”), and subject to the terms, conditions and limitations set forth herein, (a) Berkshire Hathaway Inc., a Delaware corporation (the “Investor”), agrees to purchase, and the Company agrees to sell, for the Purchase Price, one Share for each Right that was not properly exercised by the holder thereof as of the Expiration Time (as defined herein) up to a maximum of 45,000,000 shares (the “Share Cap”), less the Investor Rights Offering Shares (as defined herein) purchased by Investor (such Shares in the aggregate, the “Unsubscribed Shares”) and (b) with respect to Shares beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) by the Investor on the date of this Agreement (the “Investor Owned Shares”), the Investor agrees to exercise the Rights distributed on such Investor Owned Shares (the Shares to be issued upon exercise of such Rights, the “Investor Rights Offering Shares”, and the Unsubscribed Shares and the Investor Rights Offering Shares are referred to herein, together, as the “Investor Additional Shares”).
     The Company proposes to conduct the Rights Offering in connection with a plan of reorganization (the “Plan”) approved by the court (together with the applicable District Court, to the extent District Court approval of the Plan is sought or required, the “Bankruptcy Court”) administering the Company’s proceedings under the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”). Attached hereto as Exhibit A is a term sheet for the Company’s restructuring (the “Restructuring Term Sheet”) and attached hereto as Exhibit B is a term sheet with the asbestos claimants’ committee and the asbestos futures representative (the “Asbestos Term Sheet”).
     Simultaneously with the delivery of this Agreement, the Company and the Investor have entered into (i) a registration rights agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) and (ii) a shareholder’s agreement in the form attached hereto as Exhibit D (the “Shareholder Agreement”). The Company

and the Investor will also enter into an escrow agreement substantially in the form attached hereto as Exhibit E (the “Escrow Agreement”) with a trust company or bank in good standing having a reported capital and surplus of not less than $500,000,000, as escrow agent, providing for an escrow funded by the Investor (the “Escrow”). Simultaneously with the delivery of this Agreement, the Company has also amended the Rights Agreement, dated as of March 27, 1998, by and between the Company and Harris Trust and Savings Bank in the form attached hereto as Exhibit F (as amended, the “Existing Shareholder Rights Plan”) and adopted the Reorganization Rights Plan, dated as of the date hereof, by and between the Company and Harris Trust and Savings Bank in the form of Exhibit G (the “Reorganization Rights Plan”).
     In consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Company and the Investor agree as follows:
     1. The Rights Offering. The Rights Offering will be conducted as follows:
     (a) Subject to the terms and conditions of this Agreement, the Company hereby undertakes to offer Shares for subscription by holders of Rights as set forth in this Agreement.
     (b) One Right to subscribe for one Share will be distributed by the Company to each holder of each Share outstanding on the Record Date (the “Shareholders”). The number of Rights issued will be equal to the number of shares of Common Stock outstanding on the Record Date. No Rights will be distributed or issued with respect to any treasury stock.
     (c) The Company will distribute Rights as soon as reasonably practicable after entry of the order of the Bankruptcy Court confirming the Plan (including, to the extent necessary, any order of the applicable District Court affirming the injunction under section 524(g) of the Bankruptcy Code to be included in the Plan or any other provision of the Plan requiring such affirmance in conjunction with confirmation, the “Confirmation Order”) and the effective date of the registration statement relating to the Rights Offering (including each amendment and supplement thereto, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) (the date of such distribution, the “Distribution Date”). The Company will be responsible for effecting the distribution of certificates representing Rights, the Rights Offering prospectus and any related materials to each Shareholder.
     (d) The Rights may be exercised during a period (the “Rights Exercise Period”) specified in the Rights Offering prospectus, which period will commence on the Distribution Date and will end at the Expiration Time. For the purposes of this Agreement, the “Expiration Time” means 5:00 p.m. New York City time on the 20th calendar day (or if such day is not a Business Day, the next Business Day) after the Distribution Date, or such later date as the Company may specify, in its discretion, in a notice provided to the Shareholders before 9:00 a.m. New York City time on the Business Day before the then-effective Expiration Time. For the purposes of this

2

Agreement, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     (e) The Company will use reasonable efforts to cause the Rights to be admitted for trading on the New York Stock Exchange (the “NYSE”) during the Rights Exercise Period until the close of trading on the last Business Day of the Rights Exercise Period.
     (f) There will be no over-subscription rights provided to the Shareholders in connection with the Rights Offering.
     (g) The Company will issue the Shares to the Shareholders upon proper exercise of Rights promptly after the Expiration Time, and in any event in compliance with the terms of the Rights Offering and prior to the Closing Date (as defined herein).
     (h) The Company hereby agrees and undertakes to give the Investor written notice by electronic facsimile transmission of a certification by an executive officer of the Company (who is an “Authorized Person” as defined in the Escrow Agreement) of either (i) the number of Unsubscribed Shares and the aggregate Purchase Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, of the fact that there are no Unsubscribed Shares and that the Backstop Commitment (as defined herein) is terminated (a “Satisfaction Notice”) as soon as practicable after the Expiration Time and, in any event, not later than noon New York City time on the second Business Day following the Expiration Time (the date of transmission confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”). If neither a Purchase Notice nor a Satisfaction Notice is provided by 5:00 p.m. New York City time on the Business Day following the Expiration Time, the Company will provide the Investor with an estimate, based on information available to it, of the number of Unsubscribed Shares, if any, by such time.
     2. The Backstop Commitment.
     (a) On the basis of the representations and warranties herein contained, but subject to the conditions set forth in Section 7, (i) the Investor agrees to subscribe for and purchase, and the Company agrees to sell and issue, at the aggregate Purchase Price therefor, all Unsubscribed Shares as of the Expiration Time (subject to the Share Cap less the number of Investor Rights Offering Shares purchased by the Investor), and (ii) the Investor agrees to purchase (or to exercise the Rights for), and the Company agrees to issue and sell, all of the Investor Rights Offering Shares by (x) payment of the aggregate Purchase Price therefor at the Closing Date or (y) by exercise of Rights issued on the Investor Owned Shares in accordance with the terms of the Rights Offering (except that, in either case, the Investor may pay the aggregate Purchase Price for the Investor Rights Offering Shares by transfer of funds from the Escrow) (the commitments set forth in (i) and (ii) above, together, the “Backstop Commitment”).

3

     (b) On the basis of the representations and warranties herein contained, but subject to the Agreement Order (as defined herein) becoming a Final Agreement Order (as defined herein), the Company will pay to the Investor a commitment fee of $100 million (the “Commitment Fee”). Such Commitment Fee will be paid in U.S. dollars on the Business Day after the Agreement Order becomes a Final Agreement Order. The Commitment Extension Fee (as defined herein), if any, will be paid by the Company as provided in Section 10(b)(ii). Payment of the Commitment Fee and the Commitment Extension Fee, if any, will be made by wire transfer of federal (same day) funds to the account specified by the Investor to the Company at least 24 hours in advance. The Commitment Fee and the Commitment Extension Fee, if any, will be nonrefundable when paid. Simultaneously with the Agreement Order becoming a Final Agreement Order, and thereafter on demand, the Company will reimburse or pay, as the case may be, the standard fees and out-of-pocket expenses of one law firm retained by the Investor for purposes of the transactions contemplated hereby and incurred since January 1, 2006 within 10 days of presentation of an invoice approved by the Investor, without Bankruptcy Court review or further Bankruptcy Court order. The filing fee required by the HSR Act (as defined herein) shall be paid by the Company on behalf of the Investor when filings under the HSR Act are made. These obligations are in addition to, and do not limit, the Company’s obligations under Section 8.
     (c) The Company will provide a Purchase Notice or a Satisfaction Notice to the Investor as provided above, setting forth a true and accurate determination of the aggregate number of Unsubscribed Shares, if any; provided, that on the Closing Date the Investor will purchase, and the Company will sell, only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Investor to seek later an upward or downward adjustment if the number of Unsubscribed Shares in such Purchase Notice is inaccurate.
     (d) Delivery of the Unsubscribed Shares and, to the extent not previously issued in the Rights Offering, delivery of the Investor Rights Offering Shares, will be made by the Company to the account of the Investor (or to such other accounts as the Investor may designate) at 9.00 a.m., New York City time, on the next Business Day following the Determination Date (the “Closing Date”) against payment of the aggregate Purchase Price for the Shares by wire transfer of federal (same day) funds to the account specified by the Company to the Investor at least 24 hours in advance, which may be satisfied by transfer of like funds from the Escrow.
     (e) All Investor Additional Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company. The Investor Rights Offering Shares will (i) be issued by the Company promptly, but not later than the Closing Date or (ii) if issued pursuant to the exercise of Rights, be issued promptly in accordance with the terms of the Rights Offering.
     (f) The documents to be delivered on the Closing Date by or on behalf of the parties hereto and the Investor Additional Shares (other than any such shares previously issued in accordance with the terms of the Rights Offering) will be delivered

4

at the offices of Jones Day, 222 East 41st Street, New York, New York, 10017 on the Closing Date.
     (g) Notwithstanding anything to the contrary in this Agreement the Investor, in its sole discretion, may designate that some or all of the Investor Additional Shares be issued in the name of, and delivered to, one or more of its Subsidiaries (as defined herein).
     3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Investor as set forth below. Each representation, warranty and agreement is made as of the date hereof and as of the Closing Date:
     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with the requisite power and authority to own its properties and conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent the failure to be so qualified or be in good standing has not had or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or, results of operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(i) below, to consummate the transactions contemplated by this Agreement and the Shareholder Agreement, and to consummate in all material respects the transactions contemplated by the Escrow Agreement, the Registration Rights Agreement or the Plan (a “Material Adverse Effect”). For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.
     (b) The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Shareholder Agreement and the Existing Shareholder Rights Plan, and, subject to entry of the Agreement Order and the Confirmation Order (together, the “Court Orders”) and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Rules 6004(h) and 3020(e) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), respectively, to perform its obligations hereunder and thereunder, including the issuance of the Rights and Shares. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Shareholder Agreement, the Existing Shareholder Rights Plan and the Reorganization Rights Plan, including the issuance of the Rights and Shares, other than board of directors’ approval of, or other board action to be taken

5

with respect to, the documents to implement the Rights Offering, including the Rights Offering prospectus, the setting of the Record Date and the declaration of the Rights and distribution thereof, all of which will be taken prior to the Distribution Date and will be consistent with the Plan.
     (c) Each of this Agreement, the Registration Rights Agreement, the Shareholder Agreement, the Existing Shareholder Rights Plan and the Reorganization Rights Plan has been duly and validly executed and delivered by the Company, the Escrow Agreement, when executed and delivered by the Company, will be duly and validly executed and delivered by the Company, and, upon the entry of the Agreement Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 6004(h), each such document will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     (d) Prior to the entry of the Agreement Order, the Company will have the requisite corporate power and authority to execute the Plan and to file the Plan with the Bankruptcy Court and, subject to entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 3020(e), to perform its obligations thereunder, and will have taken all necessary corporate actions required for the due authorization, execution, delivery and performance by it of the Plan.
     (e) The Plan will be duly and validly filed with the Bankruptcy Court by the Company and, upon the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rule 3020(e), will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     (f) The authorized capital stock of the Company consists solely of (i) 200,000,000 shares of Common Stock, par value $0.10 per share, of which, as of the date of this Agreement, 44,637,221 shares are issued and outstanding and 5,348,001 are held in treasury, and (ii) 36,000,000 shares of Preferred Stock, par value $1.00 per share, none of which is issued and outstanding. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and none of them has been issued in violation of preemptive or similar rights. As of the date of this Agreement there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other agreements or rights to purchase or otherwise acquire shares of capital stock of the Company other than pursuant to the Shareholder Rights Plan, the Reorganization Rights Plan and options to purchase 605,000 shares of Common Stock under existing equity plans of the Company.
     (g) The distribution of the Rights and issuance of the Shares, including the Shares to be issued and sold by the Company to the Investor hereunder, have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor in the Rights Offering or to Investor hereunder, will be duly and validly

6

issued, fully paid and non-assessable, and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights. Upon the distribution by the Company of Rights in respect of shares of Common Stock, such Rights will be duly and validly issued, free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights, and enforceable in accordance with their terms, and holders of Rights will be entitled to the rights described in the Rights certificates.
     (h) Subject to the entry of the Court Orders and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable, the distribution of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights and the consummation of the Rights Offering by the Company and the execution and delivery (or, with respect to the Plan, the filing) by the Company of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Shareholder Agreement, the Existing Shareholder Rights Plan, the Reorganization Rights Plan and the Plan and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including compliance by the Investor with its obligations hereunder and thereunder) (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent provided in or contemplated by the Plan, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, (iii) will not result in any violation of, or any termination or material impairment of any rights under, any statute or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, and (iv) will not trigger the distribution of “Right Certificates” (as defined by Section 3(a) of the Existing Shareholder Rights Plan and Section 1(bb) of the Reorganization Rights Plan), except in any such case described in subclause (i) or (iii) as will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and except in any such case described in subclause (i), for (x) the registration under the Securities Act of 1933 (the “Securities Act”) of issuance of the Shares upon exercise of Rights, (y) filings with respect to and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Act (the “HSR Act”) relating to the placement of Shares with the Investor, and (z) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Investor.
     (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the distribution of the Rights, the sale, issuance and delivery of the Shares upon exercise of the Rights or to Investor hereunder and the consummation of the Rights Offering by the Company and

7

the execution and delivery by the Company of this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Shareholder Agreement or the Plan and performance of and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except (i) the entry of the Court Orders and the expiration, or waiver by the Bankruptcy Court, of the 10-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable, (ii) the registration under the Securities Act of issuance of the Shares upon exercise of Rights, (iii) filings with respect to and the expiration or termination of the waiting period under the HSR Act relating to the placement of Shares with the Investor, and (iv) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under NYSE rules and regulations in order to consummate the transactions contemplated herein, (y) as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares by the Investor or (z) the absence of which will not have or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (j) The audited consolidated financial statements of the Company included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004 and the unaudited consolidated financial statements of the Company included in the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2005, present fairly in all material respects, and the audited consolidated financial statements of the Company to be filed in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 when filed with the Commission will present fairly in all material respects, in each case together with the related notes, the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statements of earnings, stockholders’ equity (deficit) and cash flows of the Company and its consolidated Subsidiaries for the periods specified; such financial statements have been prepared or will be prepared in conformity with generally accepted accounting principles in the United States, except as otherwise noted in such financial statements, applied on a consistent basis throughout the periods involved and in conformity with the rules and regulations of the Commission. The Investor acknowledges that the Company’s financial statements described above do not reflect the terms of the Plan as described in the Restructuring Term Sheet and the Asbestos Term Sheet, and that such terms will affect the Company’s financial statements once they are fully reflected.
     4. Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with, the Company as set forth below. Each representation, warranty and agreement is made as of the date hereof and as of the Closing Date:
     (a) The Investor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware.
     (b) The Investor has the requisite corporate power and authority to enter into, execute and deliver this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Shareholder Agreement and to perform its obligations hereunder

8

and thereunder and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Shareholder Agreement.
     (c) Each of this Agreement, the Escrow Agreement, the Registration Rights Agreement and the Shareholder Agreement has been duly and validly executed and delivered by the Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.
     (d) The Shares are being acquired under this Agreement by the Investor in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act; provided, however, that the disposition of the Investor’s property will at all times be under its control. The Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.
     (e) The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Shares being acquired hereunder. The Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Shares for an indefinite period of time).
     (f) The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or to relieve it from any obligations to the Investor for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.
     5. Additional Covenants of the Company. The Company agrees with the Investor:
     (a) To file a motion and supporting papers (the “Agreement Motion”) in the form attached hereto as Exhibit H (including an order) seeking an order of the Bankruptcy Court (the “Agreement Order”) approving this Agreement, the exhibits attached hereto, and the payment of the Commitment Fee. The Company will use its reasonable efforts to have the Agreement Order become a Final Agreement Order as soon as practicable following the filing of the motion therefor, and in any event by March 15, 2006. The Company will give appropriate notice, including such notice as the Bankruptcy Court may direct, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings or other proceedings relating to this Agreement or the transactions contemplated hereby. For purposes of this Agreement, “Final Agreement Order” means an order or judgment of the Bankruptcy

9

Court as entered on the docket, which is immediately appealable and that (i) has not been reversed, stayed, modified, or amended and as to which the time to appeal, seek certiorari or move for reargument or rehearing has expired, and no appeal, petition for certiorari, or motion for reargument or rehearing has been timely taken, or (ii) as to which any appeal has been taken, any petition for certiorari or motion for reargument or rehearing has been filed, and such appeal, petition or motion has been conclusively withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari, reargument or rehearing was sought.
     (b) To file the Plan in a form that is consistent in all material respects with the Asbestos Term Sheet and the Restructuring Term Sheet, and to use reasonable efforts to obtain the entry of the Confirmation Order by the Bankruptcy Court. The Company will use reasonable efforts to adopt a Plan that (i) is consistent in all respects with this Agreement, (ii) is consistent in all material respects with the Asbestos Term Sheet and the Restructuring Term Sheet, (iii) does not change the total amount of or conditions to the payments made or to be made under the Asbestos Term Sheet, (iv) provides for the release and exculpation of the Investor, its affiliates, representatives and advisors to the fullest extent permitted under applicable law, and (v) has conditions to confirmation and the effective date of the Plan (and to what extent any such conditions can be waived and by whom) that are acceptable to Investor and consistent with this Agreement. At least one week prior to the hearing on the Agreement Motion, the Company will (A) provide a copy of the Plan and the related disclosure statement (the “Disclosure Statement”) to the Investor and its counsel; and (B) incorporate any reasonable comments of the Investor and its counsel into such documents. In addition, the Company will provide to the Investor and its counsel a copy of the Confirmation Order and a reasonable opportunity to review and comment on such order prior to such order being filed with the Bankruptcy Court and promptly after discussion of such order with its asbestos constituencies. In addition, prior to the hearing on the Agreement Motion, the Company shall have negotiated with Investor the terms of the Confirmation Order that pertain to this Agreement, and the Confirmation Order filed by the Company shall contain such terms.
     (c) To use reasonable efforts to effectuate the Rights Offering as provided herein.
     (d) To provide the Investor with a reasonable opportunity to review the Registration Statement before any filing with the Commission; to advise the Investor, promptly after it receives notice thereof, of the time when the Registration Statement has been filed or has become effective or any prospectus or prospectus supplement has been filed and to furnish the Investor with copies thereof; to advise the Investor promptly after it receives notice thereof of any comments or inquiries by the Commission (and to furnish the Investor with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information.

10

     (e) To use reasonable efforts to (i) list and maintain the listing of the Common Stock (and associated share purchase rights) on the NYSE, (ii) admit for trading and maintain the admission for trading of the Rights on the NYSE during the Rights Offering, and (iii) if required by the NYSE, to obtain by July 15, 2006 any shareholder approval required in connection therewith.
     (f) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify, on each Friday during the Rights Exercise Period, or more frequently if reasonably requested by the Investor, the Investor of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.
     (g) To determine the number of Unsubscribed Shares, if any, in good faith, to provide a Purchase Notice or a Satisfaction Notice that accurately reflects the number of Unsubscribed Shares as so determined and to provide to the Investor a certification by the Subscription Agent of the Unsubscribed Shares or, if such certification is not available, such backup to the determination of the Unsubscribed Shares as Investor may reasonably request.
     (h) Without the written consent of the Investor, not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company after the date of this Agreement, except for (i) Rights and Common Stock issuable upon exercise of Rights, (ii) the issuance of Common Stock upon the exercise of stock options outstanding on the date of this Agreement and described in Section 3(f), (iii) the distribution of rights to holders of Common Stock upon the issuance of any shares of such Common Stock permitted hereunder pursuant to the Shareholder Rights Plan or the Reorganization Rights Plan or the distribution of rights to all holders of outstanding Common Stock in connection with the adoption of the Reorganization Rights Plan (but not the exercise of such rights), (iv) up to 2.1 million shares of Common Stock or securities convertible into Common Stock to be issued to employees and directors of the Company and available for grant as of the date hereof under the Company’s existing equity plans, and (v) shares of Common Stock or options exercisable for common stock issued to employees and directors of the Company under a plan approved by stockholders after the date hereof, provided that any shares issued thereunder must remain restricted until the Closing Date or thereafter and any options exercisable for Common Stock issued thereunder must not be exercisable prior to the Closing Date. In the event of any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock, the Purchase Price and the Share Cap will be proportionally adjusted to reflect the increase or decrease in the number of issued and outstanding shares of Common Stock.

11

     (i) To use reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Investor Additional Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.
     6. Additional Covenants of the Investor. The Investor agrees with the Company:
     (a) To use reasonable efforts to facilitate the entry of the Agreement Order as soon as practicable following the filing of the motion therefor.
     (b) To use reasonable efforts to facilitate the entry of the Confirmation Order as soon as practicable following the filing of the Plan.
     (c) To provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the Registration Statement and the Disclosure Statement.
     (d) To use reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the HSR Act so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of Investor Additional Shares hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required for the transactions contemplated by this Agreement.
     (e) To not file any pleading or take any other action in the Bankruptcy Court with respect to this Agreement, the Plan, the Disclosure Statement or the Confirmation Order or the consummation of the transactions contemplated hereby or thereby that is inconsistent with this Agreement or the Company’s efforts to obtain the entry of the Court Orders consistent with this Agreement.
     (f) To approve the documents listed in Section 7(b) within the time limits set forth therein so long as such documents satisfy the criteria set forth in subparts (i) through (iii) of such section.
     7. Conditions to the Obligations of the Investor. The obligation of the Investor to purchase Investor Additional Shares pursuant to the Backstop Commitment on the Closing Date are subject to the following conditions:
     (a) The Agreement Order shall have been entered by the Bankruptcy Court in the form attached hereto as Exhibit H with no modifications thereto without the consent of Investor and the Agreement Order shall have become a Final Agreement Order;

12

     (b) The Investor shall have approved in writing (i) by the hearing on the Agreement Motion, a draft of the Plan that (A) is consistent in all respects with this Agreement, (B) is consistent in all material respects with the Asbestos Term Sheet and the Restructuring Term Sheet, (C) does not change the total amount of or conditions to the payments made or to be made under the Asbestos Term Sheet, (D) provides for the release and exculpation of the Investor, its affiliates, representatives and advisors to the fullest extent permitted under applicable law, and (E) has conditions to confirmation and the effective date of the plan (and to what extent any such conditions can be waived and by whom) that are acceptable to Investor and consistent with this Agreement; (ii) by the hearing on the Agreement Motion, a draft of the Disclosure Statement that is consistent in all material respects with the Plan as described herein; (iii) prior to filing with the Bankruptcy Court, a draft of the Confirmation Order, that is consistent in all respects with the provisions of the Plan specified in 7(b)(i)(A)-(E) above and, with respect to other provisions, consistent in all material respects with the Plan; (iv) prior to the hearing on the Agreement Motion, the terms of the Confirmation Order that pertain to this Agreement; and (v) prior to filing with the Bankruptcy Court, drafts of any amendments or supplements to any of the foregoing, to the extent any such amendment or supplement effects a material change to the Plan or any other document or agreement described herein or any change to the total amount of or conditions to the payments made or to be made under the Asbestos Term Sheet or any change inconsistent with this Agreement;
     (c) The Company shall not have made a public announcement, entered into an agreement or filed any pleading or document with the Bankruptcy Court evidencing its intention to support, or otherwise supported, any transaction inconsistent with the Plan approved by the Investor in accordance with Section 7(b) or this Agreement;
     (d) The Confirmation Order shall have been entered by the Bankruptcy Court and such order shall be nonappealable, shall not have been appealed within ten calendar days of entry or, if such order is appealed, shall not have been stayed pending appeal, and there shall not have been entered by any court of competent jurisdiction any reversal, modification or vacatur, in whole or in part, of the Confirmation Order;
     (e) The Plan, as approved, and the Confirmation Order as entered, by the Bankruptcy Court, shall be in the form approved by Investor in accordance with Section 7(b), with such amendments, modifications or changes that (i) are consistent in all respects with this Agreement, (ii) are consistent in all material respects with the form of the Plan and the Confirmation Order approved by the Investor pursuant to Section 7(b), (iii) provide for the release and exculpation of the Investor, its affiliates, representatives and advisors to the fullest extent permitted under applicable law, (iv) do not change the total amount of or conditions to the payments made or to be made under the Asbestos Term Sheet, (v) otherwise are consistent in all material respects with the Restructuring Term Sheet and the Asbestos Term Sheet, and (vi) individually or in the aggregate, will not, and could not reasonably be expected to, result in a pre-tax loss by or damage to the Company, in the amount of $500 million or more;

13

     (f) The conditions to confirmation and the conditions to the effective date of the Plan have been satisfied or waived by the Company in accordance with the Plan, and the effective date of the Plan shall have occurred or will occur on the Closing Date;
     (g) The Company shall have commenced the Rights Offering, the Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Rights Offering prospectus and the Expiration Time shall have occurred;
     (h) The Investor shall have received a Purchase Notice in accordance with Section 1(h) from the Company, dated as of the Determination Date, certifying as to the number of Unsubscribed Shares to be purchased pursuant to the Backstop Commitment;
     (i) The Investor Additional Shares shall be, upon payment of the aggregate Purchase Price as provided herein, validly issued, fully paid, non-assessable and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights;
     (j) No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Plan, the Rights Offering or the transactions contemplated by this Agreement;
     (k) The Investor shall have received payment of the Commitment Fee, and, if required by Section 10(b)(ii), the Commitment Extension Fee; neither the Commitment Fee nor the Commitment Extension Fee, if any, shall have been required to be repaid to the Company;
     (l) If the purchase of Shares is subject to the terms of the HSR Act, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase;
     (m) This Agreement shall be valid and enforceable against the Company and the Company shall not be in breach of this Agreement;
     (n) The Common Stock issuable upon exercise of the Rights shall be approved for trading on the NYSE, subject to official notice of issuance, and, if any shareholder approval is required therefore by the NYSE, the Company shall have obtained such approval by July 15, 2006; and
     (o) The representations and warranties of the Company in Paragraphs (a) through (i) of Section 3 shall be true and correct in all material respects as if made on the Closing Date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).
     For the avoidance of doubt, the accuracy or continuing accuracy of the Company’s representations and warranties in Section 3(j) will not be a condition of the Investor’s obligations hereunder, the Investor’s remedy therefor being indemnification

14

as provided in Section 8 hereof or an action against the Company for breach of this Agreement.
     8. Indemnification. (a) Whether or not the Rights Offering is consummated or this Agreement or the Backstop Commitment is terminated, the Company will indemnify, defend, protect, save and hold harmless the Investor, its affiliates and their respective officers, directors, employees, advisors, shareholders, members, managers, partners, attorneys, agents and representatives (the “Indemnitees”), from and against all losses, claims, damages, liabilities, costs (including, without limitation, the costs of investigation and attorneys’ fees) and expenses (collectively, “Losses”) to which any of the Indemnitees becomes subject arising out of or in connection with any third-party claim, challenge, litigation, investigation or proceedings with respect to the Rights Offering, the Backstop Commitment, this Agreement, the Escrow Agreement, the Shareholder Agreement, the Plan, the Agreement Order, the Confirmation Order, the Existing Shareholder Rights Plan, the Reorganization Rights Plan or the transactions contemplated by the foregoing, including, without limitation, payment of the Commitment Fee and the Commitment Extension Fee, if any, funding and administration of, and disbursements, from the Escrow, distribution of Rights, purchase and sale of Shares in the Rights Offering and purchase and sale of Shares pursuant to the Backstop Commitment, or any breach by the Company of this Agreement, the Escrow Agreement or the Shareholder Agreement, and to reimburse each of the Indemnitees for any legal or other costs and expenses incurred in connection with investigating or defending, participating or testifying in any of the foregoing; provided, however, that the foregoing indemnity will not apply to Losses to the extent that they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (A) a breach by the Investor of this Agreement, the Escrow Agreement or the Shareholder Agreement or (B) bad faith, the willful misconduct or gross negligence of such Indemnitees. Such legal or other expenses shall be promptly reimbursed as and when they are incurred. The Company acknowledges and agrees that if either the Commitment Fee or the Commitment Extension Fee, if any, once paid, is required to be refunded to the Company or otherwise, at any time or for any reason other than as a result of clauses (A) or (B) above, the amount so refunded shall constitute an indemnifiable Loss under this Agreement. This indemnification provision will be in addition to the rights of each and all of the Indemnitees to bring an action against the Company for breach of any term of this Agreement. None of the Indemnitees shall be liable to the Company for any special, indirect, consequential, incidental or punitive damages.
     (b) In case any proceeding shall be instituted in respect of which indemnity may be sought pursuant to the paragraph above, the Indemnitee shall promptly notify the Company. In any event, failure to notify the Company will not relieve the Company from any liability which it may have on account of this indemnity or otherwise, except to the extent the Company is materially prejudiced by such failure. Upon the Company’s prompt written notice to the Investor, the Company may retain counsel reasonably satisfactory to the Investor to represent the Investor and any Indemnitee and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnitee will have the right to retain its own counsel, but the fees

15

and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company and the Investor have mutually agreed to the retention of such counsel or (ii) the Indemnitee has been advised by counsel that there are actual or potential conflicting interests between the Company and the Indemnitee, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to the Company. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnitees in any matter or series of related matters.
     9. Survival of Representations and Warranties, Etc. Notwithstanding any investigation at any time made by or on behalf of any party hereto, all representations and warranties made in this Agreement will survive the execution and delivery of this Agreement until the earlier of the date of termination of this Agreement or the Closing Date, except that (i) the representations and warranties made in Section 3(j) will survive for a period of eighteen months following the Determination Date, (ii) the representations and warranties made in Section 3(f) will survive for a period of one year following the Determination Date, and (iii) the representations and warranties made in Section 3(g) will survive indefinitely.
     10. Termination.
     (a) Either the Company or the Investor may terminate this Agreement, if the Bankruptcy Court has not entered the Agreement Order or if such Agreement Order has not become a Final Agreement Order by March 15, 2006; provided, however, that in the case of the Company, the Company shall have given the Investor two Business Days’ notice of its intention to terminate.
     (b) The Investor may terminate the this Agreement:
          (i) On or after the Business Day following the date the Commitment Fee has become payable and has not been received by Investor;
          (ii) On or after September 30, 2006; provided that if the Company notifies the Investor in writing by 3:00 p.m. New York City time on September 23, 2006 that it wishes to extend such date until November 14, 2006, then the Investor may not terminate pursuant to this paragraph (b)(ii) until November 14, 2006, provided that, as a condition to the effectiveness of such extension, the Company has paid to the Investor not later than 3:00 p.m. New York City time on September 30, 2006 a fee (the “Commitment Extension Fee”) in the amount of $20 million, which amount will be paid to the Investor by the Company by wire transfer of immediately available funds;
          (iii) Upon (x) the occurrence of a “flip-in event” or any similar event that triggers the right to purchase Common Stock at a discount to market price under, or (y) the exercise of any right issued under, or the issuance by the Company of any shares of Common Stock, securities convertible into Common Stock or options exercisable for Common Stock or for securities convertible into Common Stock, pursuant to the

16

Existing Shareholder Right Plan, the Reorganization Rights Plan or any other plan, agreement, rights, securities or instruments that are commonly referred to as a “poison pill”;
          (iv) Upon the failure of the Company to pay the Commitment Fee or the Commitment Extension Fee, if any, when due; and
          (v) Upon the failure of any of the conditions set forth in Section 7 hereof to be satisfied, which failure cannot be cured by September 30, 2006 or, if the Commitment Extension Fee has been paid, November 14, 2006.
     (c) Prior to the earlier of (i) the commencement of the Rights Offering or (ii) July 15, 2006, so long as the Agreement Order has been entered and has become a Final Agreement Order and the Commitment Fee has been paid by the Company, the Company may provide written notice to the Investor of its determination not to proceed with such Rights Offering, whereupon this Agreement will terminate.
     (d) Prior to the commencement of the Rights Offering, the Company may terminate the Agreement by written notice to the Investor after September 30, 2006 or, if the Commitment Extension Fee has been paid, November 14, 2006.
     (e) In no event will the Commitment Fee or the Commitment Extension Fee, if any, be refundable upon termination of this Agreement pursuant to this Section 10.
     (f) Upon termination under this Section 10, the covenants and agreements made by the parties herein under Sections 8, 9 and 11 through 18 will survive indefinitely in accordance with their terms.
     11. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
     (a) If to Investor, to:
          Berkshire Hathaway Inc.
          1440 Kiewit Plaza
          Omaha, Nebraska 68131
          Attention: Marc D. Hamburg
          Fax: (402) 346-3375

17

          with a copy to:
          Munger, Tolles & Olson LLP
          355 South Grand Avenue
          35th Floor
          Los Angeles, California 90071-1560
          Attention: Robert E. Denham
          Fax: (213) 687-3702
     (b) If to the Company, to:
          USG Corporation
          125 South Franklin Street
          Chicago, Illinois 60606-4647
          Attention: Stanley L. Ferguson
          Fax: (312) 606-5316
          with a copy to:
          Jones Day
          222 East 41st Street
          New York, New York 10017-6702
          Attention: Robert A. Profusek
          Fax: (212) 755-7306
     12. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Notwithstanding the previous sentence, this Agreement, or the Investor’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by the Investor to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Investor over which the Investor or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights; provided, that any such assignee assumes the obligations of the Investor hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Investor. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the Investor of its obligations hereunder if such assignee fails to perform such obligations. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.
     13. Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with

18

respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.
     14. GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICT OF LAWS PRINCIPLES. EACH PARTY TO THIS AGREEMENT IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE DISTRICT COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE OR COURTS OF THE STATE OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.
     15. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
     16. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
     17. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
     18. Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.
[Signature Page Follows]

19

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof will constitute a binding agreement between you and the Company.

Very truly yours, USG CORPORATION
By:	/s/ William C. Foote
	Name:	William C. Foote
	Title:	Chairman and Chief Executive Officer

Accepted as of the date hereof:
BERKSHIRE HATHAWAY INC.
By:   /s/ Marc D. Hamburg
      Name: Marc D. Hamburg
      Title: Vice President
[Signature Page of Equity Commitment Agreement]

Exhibit A
Restructuring Term Sheet

A-1

Proposed Plan Term Sheet For
USG Corporation and Its Debtor Subsidiaries
Dated January 30, 2006
PRELIMINARY STATEMENT
     The following is a preliminary discussion outline of potential terms for a plan of reorganization (the “Plan”) for USG Corporation (“USG”) and its debtor subsidiaries (collectively, including USG, the “Debtors”). This discussion term sheet (the “Discussion Term Sheet”) is nonbinding and is subject to, among a variety of other things, further negotiation, due diligence, internal approvals, acceptable documentation of any Plan and any court-approved Disclosure Statement related thereto, acceptable documentation of any other related agreements and the other terms and conditions of such Plan.
     This Discussion Term Sheet is being submitted in furtherance of discussions with the Investor and other parties in interest and is not intended to be definitive. This Discussion Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement negotiations and is intended to be entitled to the protections of Federal Rule of Evidence 408 and any other applicable statutes or doctrines.
CLASSES OF CLAIMS AND INTERESTS AND THE TREATMENT THEREOF
     The following chart sets forth the classification and proposed treatment of all claims against the Debtors as of the effective date of the Plan (the “Effective Date”). 1 The Plan will be treated as a separate plan of reorganization for each of the Debtors.
UNCLASSIFIED CLAIMS

CLAIMS	PROPOSED TREATMENT
Administrative Claims (other than DIP Facility Claims)	On the Effective Date, each holder of an allowed Administrative Claim will be paid (i) in full by the applicable Debtor, (ii) in accordance with the terms of the underlying transaction or (iii) as otherwise agreed by such holder and the applicable Debtor or reorganized Debtor.

DIP Letter of Credit Facility Claims	On the Effective Date or such later time as agreed to by the applicable Debtor and the DIP Lender, (i) any allowed Administrative Claims under or evidenced by the DIP Credit Agreement will be paid in full by the applicable Debtor and (ii) the DIP Lender will (A) receive cancellation without draw of all outstanding letters of credit issued under the DIP Credit Agreement or (B) have such letters of credit refinanced or replaced in the ordinary course of business on or after the Effective Date.

[1]	Payments under the Plan to be made on the Effective Date will be deemed timely if made within 60 days of the Effective Date. In addition, a claim will not be eligible for payment under the Plan until such claim becomes a liquidated allowed claim under the Plan, a final order of the Bankruptcy Court or other court of competent jurisdiction or an agreement with the applicable reorganized Debtor after the Effective Date.

CLAIMS	PROPOSED TREATMENT
Priority Tax Claims	On the Effective Date, each holder of an allowed Priority Tax Claim will be paid in full by the applicable Debtor.
CLASSIFIED CLAIMS 2

CLAIMS	PROPOSED TREATMENT
Class 1: Unsecured Priority Claims	On the Effective Date, each holder of an allowed claim in Class 1, if any, will receive cash equal to the allowed amount of such claim plus postpetition interest on such allowed amount.

Class 2: Secured Claims	On the Effective Date, unless otherwise agreed by the holder of a claim and the applicable Debtor or reorganized Debtor, each holder of an allowed claim in Class 2, if any, at the election of the applicable Debtor or reorganized Debtor, will (i) receive cash equal to the allowed amount of such claim plus postpetition interest or (ii) have its claim reinstated. Any allowed deficiency claim of a holder of an allowed Secured Claim will be entitled to treatment as an allowed Class 6 Claim.

Class 3: Credit Facility Claims Against USG	On the Effective Date, each holder of an allowed claim in Class 3 will receive cash equal to the allowed amount of such claim plus postpetition interest (including default rate interest) on such allowed amount and any applicable fees and charges under the credit facility agreement.

Class 4: Senior Note Claims Against USG	On the Effective Date, each holder of an allowed claim in Class 4 will receive cash equal to the allowed amount of such claim plus postpetition interest on such allowed amount.

Class 5: Industrial Revenue Bond Claims Against USG and United States Gypsum Company	On the Effective Date, each holder of an allowed Industrial Revenue Bond Claim, at the election of the applicable Debtor or reorganized Debtor, will (i) receive cash equal to the allowed amount of such claim or (ii) have its claim reinstated.

Class 6: General Unsecured Claims	On the Effective Date, each holder of an allowed General Unsecured Claim, at the election of the applicable Debtor or reorganized Debtor, will (i) receive cash equal to the allowed amount of such claim or (ii) have its claim reinstated.

[2]	The Plan may further segregate the claims within certain of the following classes, but the treatment of such claims will remain consistent with the treatment set forth herein. With respect to claims in Classes 5, 6 and 8, the allowed amount of such claims will include postpetition interest to the extent such interest is required by applicable law or the underlying contract or is otherwise agreed to by the holder of such claim and the applicable Debtor.

CLAIMS	PROPOSED TREATMENT
Class 7: Asbestos Personal Injury Claims

Capitalized terms not otherwise defined herein and used in the Proposed Treatment for this Class 7, as well as such Proposed Treatment itself, shall be as defined in and consistent with Exhibit B to the Equity Commitment Agreement, dated January 30, 2006 (the “Equity Commitment Agreement”).
On the Effective Date, all Asbestos Personal Injury Claims against any Debtor will be channeled to the Asbestos Personal Injury Trust, which will be funded pursuant to the Plan. All Asbestos Personal Injury Claims will be determined and paid pursuant to the terms of the Asbestos Personal Injury Trust Distribution Procedures and the Asbestos Personal Injury Trust Agreement. The sole recourse of the holder of an Asbestos Personal Injury Claim will be to the Asbestos Personal Injury Trust, and such holder will have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against any party protected by the injunctions issued under the Plan. Without limiting the foregoing, on the Effective Date, except as set forth above, all entities will be permanently and forever stayed, restrained and enjoined from taking any actions for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claim.

Class 8: Asbestos Property Damage Claims	On the Effective Date, each holder of an allowed Asbestos Property Damage Claim, at the election of the applicable Debtor or reorganized Debtor, will (i) receive cash equal to the allowed amount of such claim or (ii) have its claim reinstated.

Class 9: Environmental Claims	On the Effective Date, allowed Environmental Claims will be reinstated.

Class 10: Insured Claims	On the Effective Date, allowed Insured Claims will be paid in full as soon as practicable by the applicable insurer of such claim.

Class 11: Intercompany Claims	On the Effective Date, allowed Intercompany Claims will be reinstated.

Class 12: Stock Interests of Subsidiary Debtors	On the Effective Date, Stock Interests of Subsidiary Debtors will be reinstated.

Class 13: Stock Interests of USG	On the Effective Date, Stock Interests of USG will be reinstated.

MEANS FOR IMPLEMENTATION OF THE PLAN
Exit Financing
     On the Effective Date, the reorganized Debtors will fund their respective obligations under the Plan through a combination of equity and/or debt financing, which will include the Rights Offering (as such term is defined in the Equity Commitment Agreement) to be commenced on or shortly after the confirmation of the Plan, the proceeds of tax refunds and the Debtors’ cash balances and operations.
Creation of Asbestos Personal Injury Trust
     The Plan will provide for the creation and funding of the Asbestos Personal Injury Trust. Appended to the Plan and approved in connection with the Plan will be various trust documents and trust distribution procedures.
Asbestos Permanent Channeling Injunction
     The Bankruptcy Court or the District Court will, in conjunction with the entry of an order confirming the Plan or an affirmance of such order by the District Court, enter an asbestos permanent channeling injunction in accordance with section 524(g) of the Bankruptcy Code to supplement the injunctive effect of a discharge of the Debtors pursuant to the Bankruptcy Code.
Executory Contracts
     Pursuant to the Plan, on the Effective Date, the Debtors will assume substantially all of their executory contracts and unexpired leases. The Plan will contain exhibits providing a non-exclusive list of assumed contracts and unexpired leases and a list of any specific contracts or unexpired leases that the Debtors wish to reject as of the Effective Date.
Conditions Precedent to Confirmation and Consummation of the Plan
     The Plan will contain several conditions precedent to confirmation and consummation of the Plan that must be satisfied or waived. The Debtors may waive these conditions in whole or in part at any time without an order of the Bankruptcy Court or the District Court.

Exhibit B
Asbestos Term Sheet
B-1

EXECUTION COPY
HIGHLY CONFIDENTIAL
FOR SETTLEMENT PURPOSES ONLY;
Not admissible in any litigation or
other proceeding between the parties.
SETTLEMENT TERM SHEET
A.	Preliminary Statement.
1.	On June 25, 2001 (the “Petition Date”), USG Corporation (“USG”) and its debtor subsidiaries (collectively, including USG, the “Debtors”; the term “Debtors” as used herein includes the reorganized Debtors when applicable) commenced voluntary reorganization cases (the “Reorganization Cases”) under title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

2.	This Settlement Term Sheet (this “Term Sheet”) is being executed by and among (a) the Debtors; (b) the Official Committee of Asbestos Personal Injury Claimaints appointed in the Reorganization Cases (the “ACC”) and counsel for each member of the ACC in its individual capacity and on behalf of such member (each an “ACC Member’s Counsel” and, collectively, the “ACC Members’ Counsel”); and (c) Dean M. Trafelet, in his capacity as the Legal Representative for Future Claimants in the Reorganization Cases (the “FCR” and, collectively with the Debtors, the ACC and the ACC Members’ Counsel, the “Parties”).

3.	This Term Sheet sets forth the basic terms on which the Parties have agreed to settle certain disputes relating to the Debtors’ alleged liability for asbestos-related personal injury claims and demands, the treatment of such claims and demands in the Reorganization Cases and certain related matters.

4.	Upon its execution (the “Execution Date”), this Term Sheet shall be binding upon the Parties and each of their respective successors and assigns to the fullest extent permitted by applicable law. The implementation of the settlement set forth in this Term Sheet is subject to definitive documentation of the settlement terms, which may be accomplished through the Debtors’ plan of reorganization incorporating the terms of this Term Sheet (the “Plan”).
B.	Funding of the Asbestos Personal Injury Trust.
1.	On the effective date of the Plan (the “Effective Date”), the Debtors (a) will pay $890 million in cash to the qualified settlement trust established by the Debtors under the Plan, which trust shall satisfy the requirements of section 524(g) of the Bankruptcy Code (the “Asbestos Personal Injury Trust”); and (b) issue a promissory note in the principal amount of $10 million to the Asbestos Personal Injury Trust (the “Note”), the terms and provisions of which shall be reasonably acceptable to the Debtors, the ACC, the ACC Members’ Counsel and the FCR.

Each of the Debtors shall be a co-obligor under the Note and each Debtor shall be jointly and severally liable for the obligations thereunder.

2.	On the Effective Date, the Debtors will provide a contingent payment note in the amount of $3.05 billion to the Asbestos Personal Injury Trust (the “Contingent Payment Note”), the terms and provisions of which shall be reasonably acceptable to the Debtors, the ACC, the ACC Members’ Counsel and the FCR and the payment of which shall only be subject to the condition precedent (the “Condition Precedent”) that The Fairness in Asbestos Injury Resolution Act of 2005 or any substantially similar legislation creating a national trust or similar fund (collectively referred to herein as the “Fair Act”) has not been enacted and made law on or before the date that is 10 days (excluding Sundays) after final adjournment sine die of the 109th Congress of the United States (the “Trigger Date”); provided, however, that:
a.	If the Fair Act is not enacted and made law on or before the Trigger Date, the obligations under the Contingent Payment Note shall vest and the Debtors shall satisfy the Contingent Payment Note as set forth in Section B.5 below.

b.	If the Fair Act is enacted and made law on or before the Trigger Date, and is not subject to a constitutional challenge to its validity (a “Challenge Proceeding”) on or before 60 days after the Trigger Date, the obligations under the Contingent Payment Note shall not vest and the Contingent Payment Note shall be fully cancelled.

c.	If the Fair Act is enacted and made law on or before the Trigger Date, but is subject to a Challenge Proceeding as of 60 days after the Trigger Date, the obligations under the Contingent Payment Note shall not vest, subject to the resolution of the Challenge Proceeding by a final, non-appealable order (a “Final Order”) as follows:
(i)	If the Challenge Proceeding is resolved by a Final Order such that the Fair Act is unconstitutional in its entirety or as applied to debtors in chapter 11 cases whose plans of reorganization have not yet been confirmed and become substantially consummated (i.e., debtors that are then similarly situated to the Debtors as of February 1, 2006 (in a chapter 11 case with a plan of reorganization that has not yet been confirmed)), so that such debtors will not be subject to the Fair Act, then the obligations under the Contingent Payment Note shall vest and the Debtors shall satisfy the Contingent Payment Note, with the first payment of $1.9 billion being due within 30 days after such Final Order and the second payment of $1.15 billion being due within 180 days after such Final Order.

2

(ii)	If the Challenge Proceeding is resolved by a Final Order in a manner other than as contemplated by the immediately preceding clause (i), then the obligations under the Contingent Payment Note shall not vest and the Contingent Payment Note shall be fully cancelled.
Each of the Debtors shall be a co-obligor under the Contingent Payment Note and each Debtor shall be jointly and severally liable for the obligations thereunder.

3.	On the Effective Date, the Debtors will assign any of their respective rights in and to insurance policies to the extent related to Asbestos Personal Injury Claims to the Asbestos Personal Injury Trust on terms that are reasonably acceptable to the Debtors, the ACC, the ACC Members’ Counsel and the FCR, which terms will, among other things, enjoin entities other than the Asbestos Personal Injury Trust (and, to the extent necessary, the Debtors) from pursuing or collecting under such insurance policies to the extent related to Asbestos Personal Injury Claims.

4.	The Note will be issued by the Debtors and will be secured by 51 percent of the voting stock of United States Gypsum Company. The Note shall be payable on December 31, 2006. The Note will bear annual interest at a fixed rate equivalent to the rate of 90-day LIBOR plus 40 basis points as at the Effective Date, which interest shall accrue from the Effective Date until maturity.

5.	If the Condition Precedent is met, subject to Section B.2.c above, then $1.9 billion of the Contingent Payment Note will be payable within 30 days after the Trigger Date, with the remaining $1.15 billion of the Contingent Payment Note payable within 180 days after the Trigger Date. The Contingent Payment Note will bear annual interest at a fixed rate equivalent to the rate of 90-day LIBOR plus 40 basis points as at the Trigger Date, which interest shall accrue from 30 days after the Trigger Date until the Contingent Payment Note is paid in full. In addition, the Debtors will grant to the Asbestos Personal Injury Trust a right to 51 percent of the voting stock of one of the reorganized Debtors, exercisable upon the occurrence of certain specified contingencies, to secure the payment of the first $1.9 billion of the Contingent Payment Note, consistent with the Debtors’ need to obtain necessary financing.

6.	Until such time as the Contingent Payment Note is either paid in full or cancelled, reorganized USG will not declare any dividend to the holders of its stock or repurchase its stock in an amount that exceeds $150 million.

7.	Until such time as the Contingent Payment Note is either paid in full or cancelled, the amount of the reorganized Debtors’ indebtedness that is senior to the Contingent Payment Note (through any combination of the granting of security and/or subordination) will be limited to:
a.	an exit financing facility in an amount not to exceed $750 million;

3

b.	amounts necessary to fund any Plan distributions, after taking into account available cash, including, without limitation, payments to the Asbestos Personal Injury Trust (including payments on the Note and the Contingent Payment Note), payments to unsecured creditors and payments to asbestos property damage claimants;

c.	amounts necessary to fund the operations, capital expenditures and working capital of the reorganized Debtors;

d.	other customary items such as leases, hedging, interest rate protection, taxes and similar items;

e.	$125 million general basket; and

f.	any refinancing of the above.
C.	Permanent Channeling Injunction and Release.
1.	The Bankruptcy Court or the United States District Court for the District of Delaware (the “District Court”) shall enter and, if applicable, affirm, in conjunction with the entry of an order confirming the Plan (a “Confirmation Order”), an order, pursuant to section 524(g) of the Bankruptcy Code (the “Permanent Channeling Injunction”), permanently and forever staying, restraining and enjoining any entity from taking any actions against any Protected Party (as such term is defined below) for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Asbestos Personal Injury Claim (as such term is defined below), all of which shall be channeled to the Asbestos Personal Injury Trust for resolution as set forth in the Trust Agreement for the Asbestos Personal Injury Trust (the “Trust Agreement”) and the related Asbestos Personal Injury Trust Distribution Procedures (the “TDPs”), including, without limitation:
a.	commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, a judicial, arbitral, administrative or other proceeding) in any forum against any Protected Party or any property or interests in property of any Protected Party;

b.	enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree or other order against any Protected Party or any property or interests in property of any Protected Party;

c.	creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Protected Party or any property or interests in property of any Protected Party;

4

d.	setting off, seeking reimbursement of, contribution from or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

e.	proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos Personal Injury Trust, except in conformity and compliance therewith.
2.	The Plan and the Permanent Channeling Injunction shall provide that the Asbestos Personal Injury Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law, each Protected Party from and against any Asbestos Personal Injury Claim and any related damages.

3.	“Asbestos Personal Injury Claim” means any claim, remedy, liability or demand now existing or hereafter arising against any Debtor, whether or not such claim, remedy, liability or demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty or otherwise, for death, bodily injury, sickness, disease, medical monitoring or other personal injuries (whether physical, emotional or otherwise) to the extent allegedly arising out of or based on, directly or indirectly, in whole or in part, the presence of or exposure to asbestos or asbestos-containing products or things that were installed, engineered, designed, manufactured, fabricated, constructed, sold, supplied, produced, specified, selected, distributed, released, marketed, serviced, maintained, repaired, purchased, owned, occupied, used, removed, replaced or disposed by any Debtor or an entity for whose products or operations the Debtors allegedly have liability or for which any Debtor is otherwise allegedly liable, including, without limitation, any claim, remedy, liability or demand for compensatory damages (such as loss of consortium, wrongful death, medical monitoring, survivorship, proximate, consequential, general and special damages) or punitive damages, and any claim, remedy, liability or demand for reimbursement, indemnification, subrogation or contribution (including, without limitation, any indirect claim or demand), and any claim under any settlement entered into by or on behalf of any Debtor prior to the petition date relating to an Asbestos Personal Injury Claim. Neither any asbestos property damage claim nor a workers’ compensation claim brought directly by a past or present employee of any Debtor under an applicable workers’ compensation statute shall constitute an Asbestos Personal Injury Claim.

4.	"Protected Party” means any of the following parties:
a.	any Debtor, reorganized Debtor or any affiliate of the foregoing;

5

b.	any former or present director, officer or employee of any Debtor, reorganized Debtor or any affiliate of the foregoing but only in their capacity as such;

c.	any stockholder of any Debtor but only in their capacity as such;

d.	any entity that, pursuant to the Plan or on or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of any Debtor, any reorganized Debtor or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

e.	any entity that, pursuant to the Plan or on or after the Effective Date, makes a loan to any Debtor or reorganized Debtor or the Asbestos Personal Injury Trust or to a successor to, or transferee of, any assets of any Debtor, reorganized Debtor or the Asbestos Personal Injury Trust (but only to the extent that liability is asserted to exist by reason of such entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

f.	any entity to the extent he, she or it is alleged to be directly or indirectly liable for the conduct of, claims against or demands on any Debtor, reorganized Debtor or the Asbestos Personal Injury Trust to the extent that such alleged liability arises by reason of one or more of the following:
(i)	such entity’s ownership of a financial interest in any Debtor, reorganized Debtor, a past affiliate of any Debtor to the extent such past affiliate is listed in the schedule to be annexed to the Plan, which schedule shall be reasonably acceptable to the Debtors, the ACC, the ACC Members’ Counsel and the FCR (the “Plan Schedule”) (such past affiliate being referred to herein as a “Past Affiliate”), a present affiliate of any Debtor or reorganized Debtor or a predecessor in interest of any Debtor or reorganized Debtor to the extent such predecessor in interest is listed in the Plan Schedule (such predecessor in interest being referred to herein as a “Predecessor in Interest”);

(ii)	such entity’s involvement in the management of any Debtor, any reorganized Debtor or any Predecessor in Interest;

(iii)	such entity’s service as an officer, director or employee of any Debtor, any reorganized Debtor, any Past Affiliate, any present affiliate of any Debtor or reorganized Debtor, any Predecessor in Interest or any entity that owns or at any time has owned a financial interest in any Debtor, any reorganized Debtor, any Past Affiliate, any present affiliate of any Debtor or any reorganized Debtor or any Predecessor in Interest; or

6

(iv)	such entity’s involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any Debtor, any reorganized Debtor or any Past Affiliate, any present affiliate of any Debtor or any reorganized Debtor, any Predecessor in Interest or any entity that owns or at any time has owned a financial interest in any Debtor, any reorganized Debtor, any Past Affiliate, any present affiliate of any Debtor or any reorganized Debtor or any Predecessor in Interest.
5.	The settlement set forth in this Term Sheet represents a full and complete settlement of any and all alleged liabilities of the Debtors and any of the Debtors’ affiliates relating to or involving A.P. Green Industries, Inc., A.P. Green Refractories Co. or any of their affiliates or predecessors to the extent such predecessors are listed in the Plan Schedule (collectively, “A.P. Green”).
D.	Certain Matters Relating to the Plan.
1.	The Plan will propose to pay allowed general unsecured claims in full, with postpetition interest, or to reinstate such claims.

2.	With respect to the claims represented by the Official Committee of Asbestos Property Damage Claimants (the “Property Damage Committee”), the Debtors will attempt to resolve such claims on separate terms prior to the Effective Date and, to the extent not resolved, will pass such claims through the Reorganization Cases or otherwise resolve such claims post-Effective Date.

3.	The Plan will contain, among other things, conditions to the Confirmation Order and the Effective Date that the Debtors, in their sole discretion, determine are appropriate or necessary and that are reasonably acceptable to the ACC, the ACC Members’ Counsel and the FCR.

4.	The Plan will contain such other provisions as the Debtors, in their sole discretion, determine are appropriate or necessary, which provisions shall be reasonably acceptable to the ACC, the ACC Members’ Counsel and the FCR. As set forth in more detail below, the ACC, the ACC Members’ Counsel and the FCR shall cooperate fully with the Debtors and shall take all reasonable actions requested by the Debtors in connection with the Plan process in the Reorganization Cases. Notwithstanding the foregoing, the ACC, the ACC Members’ Counsel and the FCR shall draft the Trust Agreement and the related TDPs and select the trustee(s) for the Asbestos Personal Injury Trust, all of which shall be (a) delivered to the Debtors for review in time for filing with a disclosure statement on February 15, 2006; (b) reasonably acceptable to the Debtors and to each of the ACC, the ACC Members’ Counsel and the FCR in all respects; (c) consistent with all provisions of the Bankruptcy Code, including, without limitation, section 1129 of the Bankruptcy Code; and (d) incorporated into, or attached as exhibits to, the Plan. The TDPs shall provide for the execution of a

7

release of the Asbestos Personal Injury Trust, the Debtors and the Debtors’ estates, reasonably acceptable in form and substance to the Debtors, by any claimant receiving a distribution from the Asbestos Personal Injury Trust. In connection with the Trust Agreement, to the extent that the ACC and the FCR agree on trustees and require the service of such trustees in advance of confirmation of the Plan, the Debtors agree to pay the reasonable compensation of such trustees prior to confirmation, with such amounts to be reimbursed to the Debtors through a deduction from the first payment due to the Asbestos Personal Injury Trust.
E.	Representations, Agreements and Covenants of the ACC, the ACC Members’ Counsel and the FCR.
1.	From and after the Execution Date, to the fullest extent permitted by applicable law, the ACC, the ACC Members’ Counsel and the FCR, each on behalf of itself and on behalf of those claimants that it represents, agrees to: (a) support the Plan (and the ACC shall provide the Debtors with a letter, endorsed by all members of the ACC, recommending the Plan, which may be included in the Plan solicitation materials); (b) not file any objection to the disclosure statement relating to the Plan or to confirmation of the Plan; and (c) recommend that its respective constituencies or clients vote in favor of the Plan and use its best efforts to cause such constituencies or clients to so vote. In addition, the ACC, the ACC Members’ Counsel and the FCR shall cooperate fully with the Debtors and shall take all reasonable actions requested by the Debtors in connection with the Plan process in the Reorganization Cases, including, without limitation, with respect to (a) the filing and confirmation of the Plan; (b) the filing and approval of any request by the Debtors for financing or related relief in connection with the Plan; (c) the filing and approval of any pleadings, which may be the Plan, to approve the settlement set forth in this Term Sheet; and (d) information needed for, and the timing of, the solicitation of votes to accept or reject the Plan. Without limiting the foregoing, the ACC, the ACC Members’ Counsel and the FCR shall provide the Debtors with (a) the information necessary for the solicitation process for the Plan described in Section E.2 below on a timely basis as set forth herein and (b) the Trust Agreement, the TDPs and the related documents that are to be attached as exhibits to the Plan on a timely basis as set forth herein.

2.	The ACC Members’ Counsel shall cooperate fully with the Debtors and use their best efforts to provide the Debtors, on a timely basis, with all information relating to Asbestos Personal Injury Claims (including, without limitation, all Asbestos Personal Injury Claims asserted against the Debtors by, through or on account of A.P. Green) that is necessary for, or appropriate in connection with, the solicitation process for the Plan.

3.	The ACC, the ACC Members’ Counsel and the FCR each hereby represents that, subject to the approval of the Bankruptcy Court or District Court, as applicable, it has the requisite authority to enter into and perform under this Term Sheet.

8

F.	Representations, Agreements and Covenants of the Debtors.
1.	USG represents that, subject to the approval of its Board of Directors and the Bankruptcy Court or District Court, as applicable, it has the requisite authority to enter into and perform under this Term Sheet.

2.	USG will use its best efforts to obtain the approval of its Board of Directors of this Term Sheet on or before January 29, 2006.

3.	The Official Committee of Equity Holders appointed in the Reorganization Cases (the “Equity Committee”) supports the settlement set forth in this Term Sheet. The Equity Committee, the ACC, the ACC Members’ Counsel and the FCR each reserves all of its respective rights with respect to all matters not specifically delineated in this Term Sheet.

4.	USG will use its reasonable best efforts to have the Effective Date occur on or before July 1, 2006.
G.	Termination of the Term Sheet.
1.	Unless otherwise agreed in writing by the Parties, this Term Sheet shall terminate automatically upon the occurrence of any of the following:
a.	USG’s Board of Directors does not approve the Term Sheet on or before January 29, 2006.

b.	Any of the ACC, the ACC Members’ Counsel or the FCR has not executed this Term Sheet on or before January 27, 2006.

c.	The Effective Date has not occurred on or before August 1, 2006.
2.	This Term Sheet may be terminated at any time by the written agreement of the Parties.

3.	No Party shall bear any liability for the termination of this Term Sheet in accordance with Sections G.1 and G.2 above.
H.	Miscellaneous.
1.	Notwithstanding anything to the contrary herein, this Term Sheet shall not affect or impair the Debtors’, the ACC’s or the FCR’s ability to perform their respective fiduciary duties.

2.	Notwithstanding anything to the contrary herein, this Term Sheet shall not affect or impair any matter concerning the corporate governance of the Debtors or the reorganized Debtors.

9

3.	From and after the Execution Date, the Debtors, the ACC and the FCR will jointly seek to obtain a stay of the estimation litigation currently pending before the District Court with respect to asbestos personal injury claims asserted against the Debtors until the termination of this Term Sheet; provided, however, that within 30 days after the termination of this Term Sheet, the claimants’ questionnaires in such litigation shall be completed and delivered to the Debtors.

4.	The Parties shall treat all negotiations regarding this Term Sheet as confidential. Without the prior written consent of USG, counsel to the ACC and counsel to the FCR, neither the contents nor the existence of this Term Sheet shall be disclosed by any Party, either orally or in writing, except to its directors, officers, employees, legal counsel, financial advisors, accountants and clients on a confidential basis, or when necessary to comply with court orders, or in an action to enforce the terms and conditions of this Term Sheet itself. Notwithstanding the foregoing, the Parties agree that this Term Sheet or the terms of this Term Sheet may be disclosed to the Official Committee of Unsecured Creditors appointed in the Reorganization Cases, the Property Damage Committee and the Equity Committee, subject to appropriate confidentiality restrictions. In addition, USG may, in its sole discretion, disclose this Term Sheet or the terms of this Term Sheet (a) to potential financing sources; (b) as it determines is necessary to comply with its SEC disclosure obligations, including, without limitation, the issuance of a press release and a Form 8-K filing upon full execution of this Term Sheet; and (c) as it determines is necessary to obtain Bankruptcy Court or District Court, as applicable, approval of the Term Sheet and the Plan, as set forth herein, or to otherwise comply with its fiduciary duties. USG will provide counsel to the ACC and counsel to the FCR an opportunity to review any press release relating to this Term Sheet prior to its issuance.

5.	Neither this Term Sheet nor the settlement set forth herein constitutes, and shall not be construed, interpreted or otherwise read to constitute any admission by (a) any of the Debtors with respect to any alleged asbestos-related liabilities arising out of, resulting from or attributable to the business or operations of the Debtors or their respective predecessors or (b) the ACC, the ACC Members’ Counsel or the FCR regarding the amount of any such alleged asbestos-related liabilities.

6.	This Term Sheet and the settlement set forth herein shall be governed by the laws of Delaware.

7.	This Term Sheet may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

10

AGREED TO AND ACCEPTED BY:
Dated: January 24, 2006

THE DEBTORS: USG CORPORATION
By:	/s/ Stanley Ferguson
	Name:	Stanley Ferguson
	Title:	Executive Vice President and General Counsel

The ACC: CAPLIN & DRYSDALE, CHTD., ON BEHALF OF AND
IN ITS CAPACITY AS COUNSEL TO THE ACC
By:	/s/ Elihu Inselbuch
	Name:	Elihu Inselbuch
Title:

KAZAN, MCCAIN, EDISES, SIMON & ABRAMS, IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF MICHAEL ABBOTT
By:	/s/ Steven Kazan
	Name:	Steven Kazan
	Title:	Managing Partner

GOLDBERG, PERSKY, JENNINGS & WHITE, P.C., IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF BETTY BISE
By:	/s/ Theodore Goldberg
	Name:	Theodore Goldberg
	Title:	President

EARLY, LUDWICK & SWEENEY, LLC, IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF DONALD R. BOYER
By:	/s/ James E. Early
	Name:	James E. Early
	Title:	President

11

LEVY PHILLIPS & KONIGSBERG, LLP, IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF CHARLES BRINCAT
By:	/s/ Robert I. Komitor
	Name:	Robert I. Komitor
	Title:	Partner

JAQUES ADMIRALTY LAW FIRM, IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF JOSE LOUIS DELROSARIO
By:	/s/ Alan Kellman
	Name:	Alan Kellman
	Title:	Partner

WEITZ & LUXENBERG, P.C., IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF NICHOLAS FERRANTE
By:	/s/ Perry Weitz
	Name:	Perry Weitz
Title:

LAW OFFICES OF SHEPARD A. HOFFMAN, IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF ERICH SPANGENBERG
By:	/s/ Shepard A. Hoffman
	Name:	Shepard A. Hoffman
	Title:	Principal/Attorney

SILBER PEARLMAN, LLP IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF VIRGIE LEE TOLIVER
By:	Steven T. Baron
	Name:	Steven T. Baron
	Title:	Partner

BARON & BUDD, P.C., IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF GERALD FREDERICK VOGT
By:	/s/ Russell Budd
	Name:	Russell Budd
Title:

12

JACOBS & CRUMPLAR, P.A., IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF EDWARD WALLEY
By:	/s/ Robert Jacobs & Thomas Crumplar
	Name:	Robert Jacobs, Esq. & Thomas Crumplar, Esq.
	Title:	Attorneys

COONEY & CONWAY, IN ITS INDIVIDUAL CAPACITY AND ON BEHALF OF JUDITH WILLIAMS
By:	/s/ John Cooney
	Name:	John Cooney
	Title:	Partner

THE FCR: DEAN M. TRAFELET, IN HIS CAPACITY AS THE LEGAL REPRESENTATIVE FOR FUTURE CLAIMANTS IN THE REORGANIZATION CASES
By:	/s/ Dean M. Trafelet
Name:

13

Exhibit C
Registration Rights Agreement
C-1

REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”), dated as of January 30, 2006, is made by and between USG Corporation, a Delaware corporation (as debtor in possession and a reorganized debtor, as applicable, the “Company”), and Berkshire Hathaway Inc., a Delaware corporation (the “Investor”).
RECITALS
     A. In connection with the consummation of the transactions contemplated by that certain Equity Commitment Agreement dated as of January 30, 2006 (the “Equity Commitment Agreement”) by and between the Company and the Investor, the Investor may acquire shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”) in accordance with the provisions of the Equity Commitment Agreement (such shares, the “Investor Shares”).
     B. In consideration of the Investor’s commitment to purchase, or to cause its designee to purchase, the Investor Shares pursuant to and on the terms and conditions set forth in the Equity Commitment Agreement, the Company has agreed to enter into a registration rights agreement with respect to certain securities held by Investor and certain of its Affiliates.
AGREEMENTS
     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the Equity Commitment Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Article I. Definitions
     For purposes of this Agreement, the following terms have the following meanings:
     “Affiliate”: As defined in Rule 12b-2 under the Exchange Act.
     “Blackout Period”: Any period during which, in accordance with Article IV, the Company is not required to effect the filing of a Registration Statement or is entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement.
     “Business Day”: Any day, other than a Saturday or Sunday, on which national banking institutions in New York, New York, are open.
     “Company”: As defined in the introductory paragraph hereof.
     “Exchange Act”: The Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.

     “Filing Date”: (a) With respect to a Registration Statement to be filed on Form S-1 (or any applicable successor form), not later than 90 days after receipt by the Company of a request for such Registration Statement and (b) with respect to a Registration Statement to be filed on Form S-3 (or any applicable successor form), not later than 60 days after receipt by the Company of a request for such Registration Statement.
     “Free Writing Prospectus”: A free writing prospectus as defined in Rule 405 under the Securities Act.
     “Holders”: The Investor or any member of the Restricted Group (as defined in the Shareholder’s Agreement) that is or becomes the owner of Registrable Securities.
     “Indemnified Party”: As defined in Section 6.3.
     “Indemnifying Party”: As defined in Section 6.3.
     “Issuer Free Writing Prospectus”: An issuer free writing prospectus as defined in Rule 433 under the Securities Act.
     “Losses”: As defined in Section 6.1.
     “Other Holders”: Any Person having rights to participate in a registration of the Company’s securities.
     “Permitted Free Writing Prospectus”: As defined in Article VII.
     “Person”: Any individual, corporation, general or limited partnership, limited liability company, joint venture, trust or other entity or association, including without limitation any governmental authority.
     “Piggyback Notice”: As defined in Section 3.1.
     “Piggyback Registration”: As defined in Section 3.1.
     “Prospectus”: The prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     “Registrable Securities”: (a) Any shares of Common Stock held by any of the Holders now or at any time in the future and (b) any securities paid, issued or distributed in respect of any such shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Securities, such securities will irrevocably cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which the securities are disposed of pursuant to an

2

effective registration statement under the Securities Act; (ii) the date on which the securities are distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; (iii) the date on which the securities may be freely sold publicly without registration under the Securities Act; (iv) the date on which the securities have been transferred to any Person other than a Holder; (v) the date on which the securities cease to be outstanding; and (vi) the seventh anniversary of the first day of the Standstill Period (as defined in the Shareholder’s Agreement); provided, that this subsection (vi) shall not apply with respect to the Investor Additional Shares (as defined in the Equity Commitment Agreement) held by the Holders if such Investor Additional Shares exceed 1% of the then-outstanding Common Stock.
     “Registration Expenses”: As defined in Section 5.4(a).
     “Registration Statement”: Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Required Period”: With respect to a “shelf registration” requested pursuant to Section 2.1(b), two years following the first day of effectiveness of such Registration Statement, and with respect to any other Registration Statement, 90 days following the first day of effectiveness of such Registration Statement.
     “Rule 144”: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     “SEC”: The United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.
     “Securities Act”: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the SEC thereunder.
     “Shareholder’s Agreement”: That certain Shareholder’s Agreement dated as of January 30, 2006 by and between the Company and the Investor.
     “Underwritten Registration” or “Underwritten Offering”: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
Article II. Demand Registration
     2.1 Right to Demand Registration.
          (a) At any time and from time to time, any Holder or group of Holders representing at least 75% of all Registrable Securities may request in writing that the

3

Company effect the registration of all or part of such Holder’s or Holders’ Registrable Securities with the SEC under and in accordance with the provisions of the Securities Act (which written request will specify (i) the then current name and address of such Holder or Holders, (ii) the aggregate number of shares of Registrable Securities requested to be registered, (iii) the total number of shares of Common Stock then held by such Holder or Holders, and (iv) the intended means of distribution). The Company will file a Registration Statement covering such Holder’s or Holders’ Registrable Securities requested to be registered as promptly as practicable (and, in any event, by the applicable Filing Date) after receipt of such request; provided, however, that the Company will not be required to take any action pursuant to this Article II:
     (A) if prior to the date of such request, the Company has effected three registrations pursuant to this Article II;
     (B) if within the 12-month period preceding such request the Company has effected either (1) two registrations pursuant to this Article II or (2) one registration pursuant to this Article II and a registration statement of the Company under the Securities Act has been declared effective within the 12-month period preceding such request and at least 10% of the then-outstanding Registrable Securities were entitled pursuant to the terms of this Agreement to be included in such registration statement;
     (C) if a Registration Statement is effective at the time such request is made and such Registration Statement may be utilized for the offering and sale of the Registrable Securities requested to be registered;
     (D) in the case of an Underwritten Offering, unless the Registrable Securities requested to be registered (1) have an aggregate then-current market value of $100 million or more (before deducting underwriting discounts and commission) or (2) constitute all of the then-outstanding Registrable Securities held by Holders; or
     (E) during the pendency of any Blackout Period.
          (b) If a Holder or Holders request that the Company effect a registration pursuant to this Section 2.1 and the Company is at such time eligible to use Form S-3, the Holder or Holders making such request may specify that the requested registration be a “shelf registration” for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
     2.2 Effective Demand Registrations.
          (a) The Company may satisfy its obligations under Section 2.1 by amending (to the extent permitted by applicable law) any registration statement previously filed by the Company under the Securities Act so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for

4

which a demand for registration has been properly made under Section 2.1. If the Company so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 2.1; provided that the date such registration statement is amended pursuant to this Section 2.2(a) shall be the “the first day of effectiveness” of such registration statement for purposes of determining the Required Period with respect to such registration statement.
          (b) A registration requested pursuant to Section 2.1 will not be deemed to be effected by the Company for purposes of Section 2.1 if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and kept effective as contemplated by Section 2.3.
     2.3 Continuous Effectiveness of Registration Statement.
          (a) The Company will use its reasonable efforts to keep a Registration Statement that has become effective as contemplated by this Article II continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (a) the expiration of the Required Period (subject to extension pursuant to Section 2.3(b) or Section 5.3) and (b) the date on which all Registrable Securities covered by such Registration Statement (i) have been disposed of pursuant to such Registration Statement or (ii) cease to be Registrable Securities; provided, however, that in no event will such period expire prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder.
          (b) In the event of any stop order, injunction or other similar order or requirement of the SEC relating to any Registration Statement, the Required Period for such Registration Statement will be extended by the number of days during which such stop order, injunction or similar order or requirement is in effect.
     2.4 Underwritten Demand Registration.
          (a) In the event that a registration requested pursuant to Section 2.1 is to be an Underwritten Registration, the Company shall in its reasonable discretion and with the consent of the Investor (which consent shall not be unreasonably withheld) select an investment banking firm of national standing to be the managing underwriter for the Underwritten Offering relating thereto. All Holders proposing to distribute their securities through an Underwritten Offering agree to enter into an underwriting agreement with the underwriters, provided that the underwriting agreement is in customary form and reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in the Underwritten Offering.
          (b) If so requested (pursuant to a timely notice) by the managing underwriter for the Underwritten Offering relating thereto, the Company will agree not to effect any underwritten public sale or distribution of any securities that are the same as, or similar to, the Registrable Securities, or any securities convertible into, or exchangeable or exercisable for, any securities of the Company that are the same as,

5

or similar to, the Registrable Securities, during a period specified by the managing underwriter not to exceed 30 days.
     2.5 Priority on Demand Registrations. No securities to be sold for the account of any Person other than a Holder (including the Company) shall be included in a registration pursuant to Section 2.1 if, in the case that such registration is to be an Underwritten Registration, the managing underwriter of the Underwritten Offering relating thereto advises the Holders (or, in the case that such registration is not to be an Underwritten Registration, the Holders requesting registration determine in good faith) that the total amount of Registrable Securities requested to be registered, together with such other securities that the Company and any Other Holders propose to include in such offering is such as to adversely affect the success of such offering, then the Company will include in such registration all Registrable Securities requested to be included therein, up to the full amount that, in the view of such managing underwriter or such Holders requesting registration, as the case may be, can be sold without adversely affecting the success of such offering, before including any securities of any Person (including the Company) other than the Holder(s) making such request.
     2.6 Revocation of Demand Registration. Holders of at least a majority of the Registrable Securities to be included in a Registration Statement pursuant to Section 2.1 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke their request to have Registrable Securities included therein by providing a written notice to the Company. In the event such Holders of Registrable Securities revoke such request, either (a) the Holders of Registrable Securities who revoke such request shall reimburse the Company for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement or (b) the requested registration that has been revoked will be deemed to have been effected for purposes of Section 2.1.
Article III. Piggyback Registration
     3.1 Right to Piggyback. If at any time, and from time to time, the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (a) on Form S-8 or any successor form thereto, (b) on Form S-4 or any successor form thereto relating solely to the sale of securities to employees, directors, officers, consultants or advisors of the Company or its Affiliates pursuant to a stock option, stock purchase or similar benefit plan or (c) relating solely to a transaction under Rule 145 under the Securities Act), whether or not for its own account, on a form that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company will give written notice (the “Piggyback Notice”) of such proposed filing to the Holders at least 10 Business Days before the anticipated filing date. Such notice will include the number and class of equity securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such equity securities, any proposed managing underwriter of such equity securities and a good faith estimate by the Company of the proposed maximum offering price of such equity securities as such price is proposed to appear on the facing page of

6

such registration statement, and will offer the Holders the opportunity to register such amount of Registrable Securities as each Holder may request on the same terms and conditions as the registration of the Company’s or Other Holders’ securities, as the case may be (a “Piggyback Registration”). The Company will include in each Piggyback Registration all Registrable Securities for which the Company has received written requests for inclusion within 5 Business Days after delivery of the Piggyback Notice, subject to Section 3.2.
     3.2 Priority on Piggyback Registrations.
          (a) If the Piggyback Registration is an Underwritten Offering, the Company will cause the managing underwriter of that proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Registration to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company. Notwithstanding the foregoing, if the managing underwriter of such Underwritten Offering advises the Company and the selling Holders that, in its view, the total amount of securities that the Company, such Holders and any Other Holders propose to include in such offering is such as to adversely affect the success of such Underwritten Offering, then:
     (i) if such Piggyback Registration is a primary registration by the Company for its own account, the Company will include in such Piggyback Registration: (A) first, all securities to be offered by the Company; (B) second, (1) if Registrable Securities constitute 10% or more of the outstanding securities of any class of equity securities of the Company, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders, or (2) if Registrable Securities constitute less than 10% of the outstanding securities of any class of equity securities of the Company, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders and any Other Holders having registration rights on a pari passu basis, allocated pro rata among such holders, on the basis of the amount of securities requested to be included therein by each such holder; and (C) third, up to the full amount of securities requested to be included in such Piggyback Registration by any Other Holders in accordance with the priorities, if any, then existing among the Company and the Other Holders so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the view of such managing underwriter, can be sold without adversely affecting the success of such Underwritten Offering; and
     (ii) if such Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company, the Company will include in such registration: (A) first, all securities of the Persons exercising “demand” registration rights requested to be included therein; (B) second, up to the full amount of securities proposed to be included in the registration by the Company, (C) third, up to the full amount of securities requested to be included in such Piggyback Registration by the Holders and any Other Holders having registration rights on a pari passu basis, allocated pro rata among such holders,

7

on the basis of the amount of securities requested to be included therein by each such holder; and (D) fourth, up to the full amount of securities requested to be included in such Piggyback Registration by the Other Holders in accordance with the priorities, if any, then existing among the Company and the Other Holders so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the view of such managing underwriter, can be sold without adversely affecting the success of such Underwritten Offering.
          (b) If so requested (pursuant to a timely notice) by the managing underwriter in any Underwritten Offering, the Holders participating in such Underwritten Offering will agree not to effect any public sale or distribution (or any other type of sale as the managing underwriter reasonably determines is appropriate in order to not adversely affect the Underwritten Offering) of any such Registrable Securities, including a sale pursuant to Rule 144 (but excluding any Registrable Securities included in such Underwritten Offering), during the 10 days prior to, and during a period specified by the managing underwriter not to exceed 90 days (or such additional period as the managing underwriter reasonably determines is appropriate in order to not adversely affect the Underwritten Offering) following, the closing date of such Underwritten Offering. In the event of such a request, the Company may impose, during such period, appropriate stop-transfer instructions with respect to the Registrable Securities subject to such restrictions.
     3.3 Withdrawal of Piggyback Registration.
          (a) If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with the Piggyback Registration, the Company determines for any reason not to register or to delay the Piggyback Registration, the Company may, at its election, give notice of its determination to all Holders, and in the case of a determination not to register, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned Piggyback Registration, without prejudice, provided, however, that such Registration Statement will not be counted for purposes of Section 2.1.
          (b) Any Holder of Registrable Securities requesting to be included in a Piggyback Registration may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw from that registration, provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, a Holder will no longer have any right to include its Registrable Securities in that Piggyback Registration.
          (c) An election by the Company to withdraw a Piggyback Registration under this Section 3.3 shall not be deemed to be a breach of the Company’s obligations with respect to such Piggyback Registration.
     3.4 Most-Favored-Nations for Piggyback Registration. If the Company grants any Person any rights with respect to the registration of any shares of equity securities of the Company or any securities convertible or exercisable into shares of any equity

8

securities of the Company that are more favorable to such Person than the rights of the Holders set forth in this Agreement, the Company shall grant to the Holders the rights granted to such other Person.
Article IV. Blackout Period
     4.1 Demand Blackout. Notwithstanding anything contained in Article II to the contrary, if (a) at any time during which Holders may request a registration pursuant to Section 2.1, the Company files or proposes to file a registration statement with respect to an offering of equity securities of the Company for its own account and (b) with reasonable prior notice (i) the Company (in the case of an offering that is not an Underwritten Offering) advises the Holders that the Company has determined in good faith that a sale or distribution of Registrable Securities would adversely affect such offering or (ii) the managing underwriter, if any, advises the Company (in which case the Company will notify the Holders) that a sale or distribution of Registrable Securities would adversely affect such offering, then the Company will not be obligated to effect the initial filing of a Registration Statement pursuant to Section 2.1 beginning the 10 days prior to the date the Company in good faith estimates will be the date of the filing of, and ending on the date which is 90 days following the effective date of, such registration statement.
     4.2 Demand and Piggyback Blackout. Notwithstanding anything contained in Articles II or III to the contrary, if the Board of Directors of the Company determines in good faith that the registration and distribution of Registrable Securities (a) would materially impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (b) would require disclosure of non-public material information, the disclosure of which would materially and adversely affect the Company, the Company will promptly give the Holders notice of such determination and will be entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement for a reasonable period of time not to exceed 90 days.
     4.3 Blackout Period Limits. Notwithstanding anything contained in this Article IV to the contrary, in no event will the number of days included in all Blackout Periods during any consecutive 12-month period exceed an aggregate of 120 days and in no event will the Company be entitled to postpone the preparation, filing or effectiveness or suspend the effectiveness of a Registration Statement pursuant to this Article IV unless it postpones or suspends during the Blackout Period the effectiveness of any registration statements required pursuant to the registration rights of the Other Holders.
Article V. Procedures and Expenses
     5.1 Registration Procedures. In connection with the Company’s registration obligations pursuant to Articles II and III, the Company will use its reasonable efforts to effect such registrations to permit the sale of Registrable Securities by a Holder in

9

accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as promptly as reasonably practicable:
          (a) prepare and file with the SEC a Registration Statement on an appropriate form under the Securities Act available for the sale of the Registrable Securities by the selling Holders in accordance with the intended method or methods of distribution thereof; provided, however, that the Company will, before filing, furnish to each selling Holder and the managing underwriter, if any, copies of the Registration Statement or Prospectus proposed to be filed and provide each selling Holder, the managing underwriter, if any, and their counsel with a reasonable opportunity to comment on such Registration Statement or Prospectus;
          (b) furnish, at its expense, to the selling Holders such number of conformed copies of the Registration Statement and each amendment thereto, of the Prospectus and each supplemental thereto, and of such other documents as the selling Holders reasonably may request from time to time;
          (c) subject to Section 2.3, prepare and file with the SEC any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required or appropriate, in the view of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective until the earlier of (i) such time as all Registrable Securities covered by the Registration Statement are sold in accordance with the intended plan of distribution set forth in the Registration Statement or supplement to the Prospectus and (ii) the termination of the Required Period (giving effect to any extensions thereof pursuant to Section 2.3(b) or Section 5.3);
          (d) promptly following its actual knowledge thereof, notify the selling Holders and the managing underwriter, if any:
     (i) when a Registration Statement, Prospectus, Issuer Free Writing Prospectus or any supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;
     (ii) of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information;
     (iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

10

     (v) of the occurrence of any event which makes any statement made in the Registration Statement or Prospectus or any Issuer Free Writing Prospectus untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and
     (vi) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement is necessary;
          (e) use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable date;
          (f) prior to any public offering of Registrable Securities, register or qualify and cooperate with the selling Holders, the managing underwriter, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the selling Holders or the managing underwriter reasonably requests in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or material taxation in any jurisdiction in which it is not then so subject;
          (g) as promptly as practicable upon the occurrence of any event contemplated by Sections 5.1(d)(v) or 5.1(d)(vi) hereof, prepare (and furnish, at its expense, to the selling Holders a reasonable number of copies of) a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus (including by means of an Issuer Free Writing Prospectus), or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus or Issuer Free Writing Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
          (h) in the case of an Underwritten Offering, enter into customary agreements (including an underwriting agreement) and take other actions reasonably necessary to expedite the disposition of the Registrable Securities, and in connection therewith:
     (i) use its reasonable efforts to obtain opinions of counsel to the Company (such counsel being reasonably satisfactory to the managing

11

underwriter, if any) and updates thereof covering matters customarily covered in opinions of counsel requested in Underwritten Offerings, addressed to each selling Holder and the managing underwriter;
     (ii) use its reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to each selling Holder and the managing underwriter, if any, covering matters customarily covered in “comfort” letters in connection with Underwritten Offerings; and
     (iii) provide officers’ certificates and other customary closing documents reasonably requested by the managing underwriter;
          (i) upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of each selling Holder and the managing underwriter, if any, participating in any disposition of Registrable Securities and any attorney or accountant retained by any selling Holder or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration Statement;
          (j) use its reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 5.1(j) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act);
          (k) use its reasonable efforts to cause all Registrable Securities to be listed on the New York Stock Exchange; and
          (l) use its reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities.
     5.2 Information from Holders.
          (a) Each selling Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall furnish to the Company such information regarding such Holder and its plan and method of distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing. The Company may refuse to proceed with the registration of such Holder’s Registrable Securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.
          (b) Each selling Holder will promptly (i) following its actual knowledge thereof, notify the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, Issuer Free Writing Prospectus or other

12

Free Writing Prospectus regarding such selling Holder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus or Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus.
          (c) With respect to any Registration Statement for an Underwritten Offering, the inclusion of a Holder’s Registrable Securities therein will be conditioned, at the managing underwriter’s request, upon the execution and delivery by such Holder of an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings.
     5.3 Suspension of Disposition.
          (a) Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v) or 5.1(d)(vi), such Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.1(g) or until it is advised by the Company that the use of the applicable Prospectus or Free Writing Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Free Writing Prospectus. In the event the Company shall give any such notice, the period of time for which a Registration Statement must remain effective as set forth in Section 2.3 will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each selling Holder of Registrable Securities covered by such Registration Statement has received (i) the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 5.1(g) or (ii) the advice referenced in this Section 5.3(a).
          (b) Each selling Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the happening of an event specified in Section 4.2, such selling Holder will discontinue disposition of Registrable Securities covered by a Registration Statement, Prospectus or Free Writing Prospectus and suspend use of such Prospectus or Free Writing Prospectus until the earlier to occur of the Holder’s receipt of (i) copies of a supplemented or amended Prospectus or Issuer Free Writing Prospectus describing the event giving rise to the aforementioned suspension and (ii) (A) notice from the Company that the use of the applicable Prospectus or Issuer Free Writing Prospectus may be resumed and (B) copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Issuer Free Writing Prospectus; provided, however, that in no event will the number of days during which the offer and sale of Registrable

13

Securities is discontinued pursuant to this Section 5.3(b) during any consecutive 12-month period, together with any other Blackout Periods in such 12-month period, exceed an aggregate of 120 days. In the event the Company gives any such notice, the period of time for which a Registration Statement must remain effective as set forth in Section 2.3 will be extended by the number of days during the time period from and including the date of giving of such notice to and including the date when each selling Holder of Registrable Securities covered by such Registration Statement receives (i) a supplemented or amended Prospectus or Issuer Free Writing Prospectus describing the event giving rise to the aforementioned suspension or (ii) notice from the Company that use of the applicable Prospectus or Issuer Free Writing Prospectus may resume.
     5.4 Registration Expenses.
          (a) All fees and expenses incurred by the Company in complying with Articles II and III and Section 5.1 (“Registration Expenses”) will be borne by the Company. These fees and expenses will include without limitation (i) all registration, filing and qualification fees, (ii) printing, duplicating and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and expenses of complying with state securities or “blue sky” laws (including the fees and expenses of any local counsel in connection therewith), (v) fees and disbursements of all independent certified public accountants referred to in Section 5.1(h)(ii) (including the expenses of any special audit and “comfort” letters required by or incident to such performance) and (vi) fees and expenses in connection with listing the Registrable Securities on the New York Stock Exchange.
          (b) The Company will also reimburse or pay, as the case may be, the standard fees and out-of-pocket expenses of one law firm retained by all Holders, considered collectively, relating to any action taken pursuant to Article II within 10 days of presentation of a detailed invoice approved by the Investor.
          (c) Notwithstanding anything contained herein to the contrary, all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities will be borne by the Holder owning such Registrable Securities.
Article VI. Indemnification
     6.1 Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder owning Registrable Securities registered pursuant to this Agreement, such Holder’s Affiliates, officers, directors, managers, partners, stockholders, employers, advisors, agents and other representatives, and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees and disbursements) and expenses (collectively, “Losses”) arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary

14

prospectus or Issuer Free Writing Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the Company will not be liable to any Holder to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (a) such untrue statement or alleged untrue statement or such omission or alleged omission was corrected in a Prospectus or Issuer Free Writing Prospectus provided to such Holder prior to the confirmation of the sale of Registrable Securities to the Person asserting the claim from which such Losses arise, and such Holder thereafter failed to send or deliver a copy of the Prospectus or Issuer Free Writing Prospectus with or prior to the delivery of written confirmation of such sale in any case in which such delivery is required under the Securities Act or (b) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in an amendment or supplement to the Prospectus or Issuer Free Writing Prospectus previously furnished by or on behalf of the Company and such Prospectus or Issuer Free Writing Prospectus as so amended or supplemented was provided to such Holder prior to the confirmation of the sale of Registrable Securities to the Person asserting the claim from such Losses arise, and such Holder thereafter failed to send or deliver such Prospectus or Issuer Free Writing Prospectus as so amended or supplemented with or prior to the delivery of written confirmation of such sale in any case in which such delivery is required under the Securities Act. The indemnity provided in this Section 6.1 shall survive any transfer or disposal of the Registrable Securities by the Holders.
     6.2 Indemnification by Holders. In the event of the filing of any registration statement relating to the registration of any Registrable Securities, each Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, its Affiliates, officers, directors, managers, partners, stockholders, employers, advisors, agents and other representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus. In no event will the liability of any Holder be greater in amount than the dollar amount of the net proceeds (after any discounts, commissions, transfer taxes, fees and expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

15

     6.3 Conduct of Indemnification Proceedings. If any Person becomes entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (a) the employment of the counsel has been authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has not employed counsel to take charge of such action or proceeding within a reasonable time after notice of commencement thereof or (c) the Indemnified Party reasonably concludes, based upon the opinion of counsel, that there are defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (a), (b) or (c) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party will be borne by the Indemnifying Party; provided, however, that in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Article VI will be paid periodically during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the Indemnifying Party in respect of any particular Loss that is incurred. Notwithstanding anything contained in this Section 6.3 to the contrary, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent. The Indemnifying Party will not, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Article VI, unless such judgment, settlement or other termination provides solely for the payment of money and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

16

     6.4 Contribution, etc.
          (a) If the indemnification provided for in this Article VI is unavailable to an Indemnified Party under Sections 6.1 or 6.2 in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.
          (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 6.4 to the contrary, an Indemnifying Party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total net proceeds (after any discounts, commissions, transfer taxes, fees and expenses) received by such Holder upon the sale of the Registrable Securities exceeds the amount of any damages which such selling Holder has, in the aggregate, otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Article VII. Free Writing Prospectuses
     Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of Common Stock without the prior written consent of the Company and, in connection with any Underwritten Offering, the underwriters. Any such Free Writing Prospectus consented to by the Company and the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

17

Article VIII. Rule 144
     To the extent the following make available the benefits of certain rules and regulations of the SEC which may permit the sale of registered securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to (a) make and keep public information available as those terms are understand and defined in Rule 144; (b) use its reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (c) furnish to any Holder promptly upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents as any Holder reasonably may request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration; and (d) take such other actions as may be reasonably required by the Company’s transfer agent to consummate any distribution of Registrable Securities in accordance with the terms and conditions of Rule 144.
Article IX. Participation in Underwritten Offerings
     Notwithstanding anything contained herein to the contrary, no Person may participate in any Underwritten Offering pursuant to a registration hereunder unless that Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
Article X. Miscellaneous
     10.1 Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
          (a) If to the Company:
USG Corporation
125 South Franklin Street
Chicago, Illinois 60606-4647
Attention: Stanley L. Ferguson
Facsimile: (312) 606-5316

18

with a copy to:
Jones Day
222 E. 41st Street
New York, New York 10017
Attention: Robert A. Profusek
Facsimile: (212) 755-7306
          (b) If to the Investor:
Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131
Attention: Marc D. Hamburg
Facsimile: (402) 346-3375
with a copy to:
Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, California 90071-1560
Attention: Robert E. Denham
Facsimile: (213) 687-3702
          (c) If to any Holder (other than the Investor), to such Holder’s address on file with the Company’s transfer agent.
     10.2 Confidentiality. Each Holder will, and will cause its officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement or Prospectus proposed to be filed with the SEC (until such Registration Statement or Prospectus has been filed) or provided pursuant to Section 5.1(i). This Section 10.2 shall not apply to any information which (a) is or becomes generally available to the public, (b) was already in the Holder’s possession from a non-confidential source prior to its disclosure by the Company, (c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company, provided that such source is not known by the Holder to be bound by confidentiality obligations or (d) is required to be disclosed by law.
     10.3 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is

19

not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.
     10.4 Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties shall continue in full force and effect.
     10.5 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
     10.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
     10.7 Governing Law; Venue. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICT OF LAWS PRINCIPLES. EACH PARTY TO THIS AGREEMENT IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE DISTRICT COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE OR THE COURTS OF THE STATE OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.
     10.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
     10.9 Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

20

     10.10 Termination. Notwithstanding anything to the contrary contained herein, this Agreement will terminate simultaneously with the termination of the Equity Commitment Agreement if the Rights Offering (as defined in the Equity Commitment Agreement) is not consummated prior to such termination of the Equity Commitment Agreement.
[Signature Page Follows]

21

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

USG CORPORATION
By:	/s/ William C. Foote
	Name:	William C. Foote
	Title:	Chairman and Chief Executive Officer

BERKSHIRE HATHAWAY INC.
By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President

[Signature Page of Registration Rights Agreement]

Exhibit D
Shareholder Agreement
D-1

SHAREHOLDER’S AGREEMENT
     This Shareholder’s Agreement (this “Agreement”) is entered into as of January 30, 2006, by and between USG Corporation, a Delaware corporation (as debtor in possession and a reorganized debtor, as applicable, the “Company”), and Berkshire Hathaway Inc., a Delaware corporation (the “Shareholder”).
RECITALS
     A. This Agreement is being entered into in connection with the transactions contemplated by the Equity Commitment Agreement, dated as of the date hereof (the “Equity Commitment Agreement”), by and between the Company and the Shareholder.
     B. In connection with the transactions contemplated by the Equity Commitment Agreement, the Shareholder will purchase shares of common stock of the Company, par value $0.10 per share (the “Common Stock”), in connection with the Rights Offering.
     C. The parties have reached certain agreements with respect to the Shareholder’s Beneficial Ownership of Common Stock.
AGREEMENTS
     The parties hereby agree as follows:
1.	Definitions.
(a)	All capitalized terms used and not otherwise defined herein have the respective meanings set forth in the Equity Commitment Agreement.

(b)	In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:
     “Affiliate” has the meaning assigned in Rule 405 under the Securities Act as in effect on the Agreement Date.
     “Agreement Date” means January 30, 2006.
     “Beneficially Owns” (or comparable variations thereof) has the meaning set forth in Rule 13d-3 under the Exchange Act as in effect on the Agreement Date, except that Common Stock and Convertible Securities owned by independently trusteed employee benefit plans of the Shareholder or its Subsidiaries who acquire such securities without the knowledge or approval of any employee of the Shareholder will not be deemed Beneficially Owned by the Shareholder.

     “Control” has the meaning given to that term under Rule 405 under the Securities Act (and “Controlled” and “Controlling” shall have correlative meanings); provided, however, that no Person shall be deemed to Control another Person solely by his or her status as a director of such other Person.
     “Convertible Securities” means securities of the Company that are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities.
     “Equity Securities” means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.
     “Fully Diluted Basis” means the Voting Securities that would be outstanding after giving effect to the conversion or exchange of all outstanding Convertible Securities and the exercise of all outstanding Rights to Purchase Voting Securities, in each case, whether or not presently convertible, exchangeable or exercisable.
     “Maximum Percentage” means the greater of (i) 40% of the Voting Securities of the Company on a Fully Diluted Basis, or (ii) that percentage of the Voting Securities of the Company that the Restricted Group Beneficially Owns on the Closing Date, on a Fully Diluted Basis, after giving effect to any purchase of Investor Additional Shares pursuant to the Equity Commitment Agreement, in each case, based on the latest information reported by the Company in its filings with the Commission.
     “Outstanding Voting Securities” means at any time the then-issued and outstanding Voting Securities based on the latest information reported by the Company in its filings with the Commission.
     “Person” means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).
     “Poison Pill” means the Existing Shareholder Rights Plan, Reorganization Rights Plan or any subsequent plan, agreement, rights, securities or instruments that are commonly referred to as a “poison pill” because they have the effect of diluting or otherwise discriminating against a particular “acquiring person” by reason of such person’s ownership of a particular amount of Voting Securities.
     “Pre-Plan Shares” means the (i) Measurement Date Shares, (ii) the Investor Rights Offering Shares, and (iii) any Equity Securities distributed or issued, directly or indirectly, with respect to the Measurement Date Shares or the Investor Rights Offering Shares.
     “Restricted Group” means (i) the Shareholder, (ii) any Controlled Affiliate of the Shareholder, and (iii) any group (that would be deemed to be a “person” by Section 13(d)(3) of the Exchange Act with respect to securities of the Company) of which the Shareholder or any Person directly or indirectly Controlling or Controlled by the Shareholder is a member.

2

     “Rights to Purchase Voting Securities” means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Securities, excluding any rights issued under any Poison Pill.
     “Standstill Period” means the period beginning on the Closing Date and ending on a date seven years from the Closing Date; provided, however, that if the Expiration Time shall have occurred in the Rights Offering, and there is no Closing Date solely because there are no Unsubscribed Shares, the Standstill Period shall mean the period beginning on the date the Shareholder purchases the Investor Rights Offering Shares and ending on a date seven years from such date of purchase.
     “Voting Securities” means the Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors.
2.	Standstill Agreement. During the Standstill Period, the Shareholder agrees that no member of the Restricted Group will, and each will cause its Controlled Affiliates not to, directly or indirectly:
(a)	acquire (other than (i) as required or permitted by the Equity Commitment Agreement or (ii) Equity Securities distributed or issued, directly or indirectly, with respect to Equity Securities then held by the Restricted Group, or the exercise or conversion of any Equity Securities described in this clause (ii)) Equity Securities if immediately after giving effect to the acquisition the Restricted Group would have Beneficial Ownership of Voting Securities over the Maximum Percentage; provided, however, that the Restricted Group will not be in violation of this provision by virtue of (x) the expiration, termination or cancellation of Convertible Securities or Rights to Purchase Voting Securities or (y) a share repurchase or other action taken by the Company to reduce, or which has the effect of reducing, the number of shares of Outstanding Voting Securities or votes per share of then-Outstanding Voting Securities;

(b)	solicit proxies or become a participant in a proxy solicitation with respect to any securities of the Company; or

(c)	except in connection with the Equity Commitment Agreement, make any public announcement with respect to, or submit a proposal for, or offer in respect of (with or without conditions) any merger, consolidation, business combination, tender or exchange offer, restructuring, liquidation, recapitalization, dissolution or similar transactions or other extraordinary transaction of or involving the Company or any of its Subsidiaries or its Equity Securities or assets unless such action (i) is specifically requested in writing by the Board of Directors of the Company (the “Board”) prior to the making of such announcement, proposal or offer or (ii) is made to the Board on a confidential basis and provides that (A) it may not be consummated unless

3

it is (1) approved by a majority of Outstanding Voting Securities not Beneficially Owned by the Restricted Group and (2) determined by the Board to be fair to the shareholders of the Company and (B) unless the transaction is a tender offer for all shares of Common Stock or an offer for the entire Company, it is accompanied by an undertaking that, if the conditions in clause (A) are satisfied, such person will offer to acquire all shares of Common Stock still outstanding after completion of a transaction, if any, at the same price per share paid in such transaction.
3.	Voting.
(a)	Except as set forth in Section 3(c), Pre-Plan Shares are not subject to any voting requirements.

(b)	During the Standstill Period, the Shareholder will, and will cause each of its Controlled Affiliates to, vote all shares of Common Stock Beneficially Owned by any of them, other than Pre-Plan Shares, on all matters that come before the shareholders of the Company for a vote (or in the case of action by written consent, consent with respect to such shares), in proportion to the votes cast (or consents given) by all Outstanding Voting Securities (including the Pre-Plan Shares); provided, however, that the Shareholder and its Controlled Affiliates will not be required to vote any shares of Common Stock in favor of a Poison Pill that, if adopted, would be contrary to Section 5(a).

(c)	To the extent NYSE rules or regulations require stockholder approval of the issuance of Rights or Common Stock as contemplated by the Equity Commitment Agreement, and the Board recommends that stockholders vote in favor of such transactions, the Shareholder will, and will cause each of its Controlled Affiliates to, vote all shares of Common Stock Beneficially Owned by any of them in favor of such transactions.
4.	Beneficial Ownership of Common Stock. As of the close of business on the last trading day immediately prior to the Agreement Date, (a) the Shareholder Beneficially Owned 6,500,000 shares of Common Stock and (b) the Restricted Group Beneficially Owned the same 6,500,000 shares of Common Stock (the “Measurement Date Shares”).

5.	Shareholder Rights Plan.
(a)	During the Standstill Period, the Company (i) will not amend or supplement the Existing Shareholder Rights Plan or Reorganization Rights Plan, or adopt a replacement Poison Pill, that would result in the Restricted Group or any member thereof becoming an “Acquiring Person” (as defined in the Existing Shareholder Rights Plan, Reorganization Rights Plan or Poison Pill, or the similar person in or having a status under a Poison Pill that allows other shareholders to exercise a right issued

4

thereunder (or purchase a security contemplated thereby) in a manner that has different economic consequences than for such person (together, an “Acquiring Person”)) or otherwise allows other shareholders to exercise a right issued thereunder (or purchase a security contemplated thereby) in a manner that has different economic consequences for the Restricted Group, in each case, by virtue of Beneficial Ownership of Common Stock by the Restricted Group or any member thereof that is not in violation of this Agreement, and (ii) if the Existing Shareholder Rights Plan, Reorganization Rights Plan or a Poison Pill is in effect or is adopted, will amend or supplement the Existing Shareholder Rights Plan, Reorganization Rights Plan or Poison Pill as necessary to ensure, or will only adopt a Poison Pill if it provides, that no member of the Restricted Group shall become an Acquiring Person as a result of (A) the acquisition or Beneficial Ownership of Voting Securities in an amount that, immediately after giving effect thereto, does not exceed the Maximum Percentage or (B) any member of the Restricted Group having Beneficial Ownership of Voting Securities exceeding the Maximum Percentage solely as a result of (x) the expiration, termination or cancellation of Convertible Securities or Rights to Purchase Voting Securities or (y) a reduction in the number of outstanding shares or votes per share of outstanding shares of the Company’s Voting Securities, unless and until the Shareholder purchases or otherwise becomes (as a result of actions taken by the Shareholder and the Restricted Group to increase its Beneficial Ownership, other than pursuant to Equity Securities received by the Restricted Group with respect to Equity Securities then held by the Restricted Group, including Pre-Plan Shares, or the exercise or conversion of any Equity Securities described in this parenthetical) the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then-Outstanding Voting Securities on a Fully Diluted Basis.

(b)	During such time after the Standstill Period that the Shareholder is the owner of any Equity Securities, a Poison Pill adopted or in effect (including, without limitation, the Existing Shareholder Rights Plan or the Reorganization Rights Plan) shall exempt the Beneficial Ownership of Equity Securities by the Restricted Group and shall not cause any member of the Restricted Group to be an “Acquiring Person” or cause any other consequences as a result of Beneficial Ownership of Equity Securities by the Restricted Group; provided, however, that such Poison Pill may require that the Restricted Group not purchase (although the members of the Restricted Group may continue to hold) additional Equity Securities (other than Equity Securities distributed or issued, directly or indirectly, with respect to Equity Securities then held by the Restricted Group or the exercise or conversion of any Equity Securities described in this parenthetical) that bring its Beneficial Ownership of Voting Securities to greater than 50% of the Voting Securities on a Fully Diluted Basis unless the Restricted Group does so pursuant to an offer to purchase all

5

outstanding Common Stock, which offer remains open for at least 60 calendar days.
6.	Tax Asset Standstill. During the Tax Limitation Period (as defined herein) if the Company determines that (a) the acquisition of additional Equity Securities or (b) the sale or other disposition of Equity Securities, in each case by a member of the Restricted Group, would prevent the Company from carrying back under Sections 172 and 382 of the Internal Revenue Code a net operating loss attributable to a payment to the Asbestos Personal Injury Trust (as defined in the Asbestos Term Sheet), the Company shall provide notice to the Shareholder and, following the receipt of such notice, the members of the Restricted Group shall not (i) acquire any Equity Securities (other than any Equity Securities issued by the Company to the Restricted Group, including rights to purchase Equity Securities or dividends of Equity Securities) or (ii) sell or otherwise dispose of Equity Securities in an amount that, alone or in combination with sales or other dispositions by other shareholders during the applicable testing period, would prevent such net operating loss carryback (such amount to be advised by the Company in its notice). “Tax Limitation Period” means the period, if any, that begins on (w) the date of final adjournment sine die of the 109th Congress of the United States without enacting the FAIR Act (as defined in the Asbestos Term Sheet) or (x) if the FAIR Act is enacted and made law before such final adjournment, but is subject to a Challenge Proceeding (as defined in the Asbestos Term Sheet) as of 60 days after the Trigger Date (as defined in the Asbestos Term Sheet), the day such Challenge Proceeding is resolved by Final Order (as defined in the Asbestos Term Sheet) in a manner that causes the Contingent Payment Note (as defined in the Asbestos Term Sheet) to vest, and ends on the earlier of (y) the day after the date on which the Company makes the first payment on the Contingent Payment Note and (z) the day on which the Company provides written notice to the Shareholder that the limitation imposed by the notice is no longer needed.

7.	Miscellaneous.
(a)	Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

6

If to the Shareholder:
Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131
Attention: Marc D. Hamburg
Fax: (402) 346-3375
with a copy to:
Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, California 90071-1560
Attention: Robert E. Denham
Fax: (213) 687-3702
If to the Company:
USG Corporation
125 South Franklin Street
Chicago, Illinois 60606-4647
Attention: Stanley L. Ferguson
Fax: (312) 606-5316
with a copy to:
Jones Day
222 East 41st Street
New York, New York 10017-6702
Attention: Robert A. Profusek
Fax: (212) 755-7306
(b)	Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

(c)	Governing Law; Venue. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICT OF LAWS PRINCIPLES. EACH

7

PARTY TO THIS AGREEMENT IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE DISTRICT COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE OR THE COURTS OF THE STATE OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

(d)	Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

(e)	Entire Agreement. This Agreement (including the Equity Commitment Agreement and the other documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties (or any of them) with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties (or any of them) will continue in full force and effect.

(f)	Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

(g)	Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(h)	Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

8

8.	Termination. Notwithstanding anything to the contrary contained herein, this Agreement will terminate simultaneously with the termination of the Equity Commitment Agreement if the Rights Offering is not consummated prior to such termination of the Equity Commitment Agreement.
[Signature Page Follows]

9

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

USG CORPORATION
By:	/s/ William C. Foote
	Name:	William C. Foote
	Title:	Chairman and Chief Executive Officer

BERKSHIRE HATHAWAY INC.
By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Vice President

[Signature Page of Shareholder’s Agreement]

Exhibit E
Escrow Agreement

E-1

ESCROW AGREEMENT
     This Escrow Agreement (this “Agreement”), dated as of January 30, 2006, is among USG Corporation, a Delaware corporation (as debtor in possession and a reorganized debtor, as applicable, the “Company”), Berkshire Hathaway Inc., a Delaware corporation (the “Investor”), and                     , as escrow agent (the “Escrow Agent”).
RECITALS
     A. This Agreement is being entered into in connection with the transactions contemplated by the Equity Commitment Agreement, dated as of the date hereof (the “Equity Commitment Agreement”), by and between the Company and the Investor.
     B. In connection with the transactions contemplated by the Equity Commitment Agreement and to secure performance of the Investor’s obligations thereunder, the Investor will deposit short-term U.S. Treasury securities having a market value of $1.8 billion with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the terms and conditions set forth below.
AGREEMENTS
     The parties hereby agree as follows:
     1. Definitions. All capitalized terms used and not otherwise defined herein have the respective meanings set forth in the Equity Commitment Agreement.
     2. Appointment of Escrow Agent. The Company and the Investor hereby appoint                     , a national banking association, as Escrow Agent for the purposes herein set forth, and the Escrow Agent hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement.
     3. Deposit into Escrow.
          (a) On the Business Day following the date on which the Agreement Order becomes a Final Agreement Order, the Investor will deposit with the Escrow Agent short-term U.S. Treasury securities having a market value on such date of $1.8 billion (including any proceeds thereof, any investments made or interest earned pursuant to Section 7 and any amounts received upon liquidation of such securities pursuant to Section 8, the “Escrowed Funds”). Upon deposit of the Escrowed Funds, the Escrow Agent will acknowledge receipt of such Escrowed Funds by delivery of a written notice to the Company and the Investor.
          (b) The deposit of the securities constituting the Escrowed Funds by the Investor is irrevocable except as otherwise provided in the Equity Commitment Agreement or in this Agreement. The Escrowed Funds will be held by the Escrow Agent for the benefit of the Company and the Investor in a segregated account in the name of the Escrow Agent over which the Escrow Agent has sole dominion and control.

All funds or assets held by the Escrow Agent as part of the Escrowed Funds shall be clearly identified at all times as being held by the Escrow Agent under this Agreement.
     4. Escrowed Funds Not Subject to Bankruptcy Estates. The Company and the Investor intend and agree that, upon deposit, the Escrowed Funds will not be considered property of the bankruptcy estates of the Company or any of its Affiliates, will not be subject to the bankruptcy estates of the Company or any of its Affiliates in the Company’s proceedings under the Bankruptcy Code and will not be subject to the jurisdiction or control of the Bankruptcy Court, any bankruptcy trustee or the creditors of the Company or any of its Affiliates.
     5. Accretions. To the extent the market value of the Escrowed Funds exceeds $1.8 billion, Escrowed Funds in an amount, or with a market value, equal to such excess will be distributed by the Escrow Agent to the Investor on the Disbursement Date (as hereinafter defined), unless the Escrowed Funds have been distributed to the Investor previously in accordance with Section 9.
     6. Taxes. Any and all taxes relating to the Escrowed Funds incurred in connection herewith will be paid by the Investor. Promptly following the execution of this Agreement, the Investor will furnish to the Escrow Agent a certified copy of a Form W-9 and any other tax-related documentation reasonably requested by the Escrow Agent.
     7. Investments. During the term of this Agreement, the Escrowed Funds shall be invested and reinvested by the Escrow Agent as directed by the Investor; provided that such investments and reinvestments shall be made in short-term U.S. Treasury securities. Any income received from investments of the Escrowed Funds pursuant to this Section 7 shall be added to the Escrowed Funds and disbursed in accordance with this Agreement. Monthly statements will be provided to the Company and the Investor reflecting transactions executed in connection with the investment and reinvestment of Escrowed Funds.
     8. Liquidation. The Escrow Agent will have the power to sell or liquidate the short-term U.S. Treasury securities deposited as Escrowed Funds to the extent necessary to (a) satisfy any requirement pursuant to Section 9 that Escrowed Funds be distributed in cash or (b) to divide the Escrowed Funds between the Company and the Investor in accordance with the Purchase Notice and Disbursement Instructions (as hereinafter defined). To the extent that sale or liquidation of the short-term U.S. Treasury securities deposited as Escrowed Funds is not necessary pursuant to the preceding sentence, the Escrow Agent will disburse Escrowed Funds in the form of short-term U.S. Treasury securities.
     9. Disbursement of Escrowed Funds. Other than disbursements of the Escrowed Funds pursuant to the provisions of this Agreement, the Escrow Agent will not make, and none of the parties hereto will have any right to, distributions of the Escrowed Funds. The Escrowed Funds will be distributed by the Escrow Agent in accordance with the following:

2

          (a) Following the Determination Date, in the event that the Company delivers a Satisfaction Notice to the Investor, promptly following receipt of such Satisfaction Notice (whether from the Company or the Investor), the Escrow Agent will distribute to the Investor the Escrowed Funds.
          (b) Following the Determination Date, in the event that the Company delivers a Purchase Notice to the Investor signed by an Authorized Person (as hereinafter defined) of the Company, following receipt of such Purchase Notice (whether from the Company or the Investor) and written instructions from the Investor (the “Disbursement Instructions”), signed by an Authorized Person of the Investor, the Escrow Agent will distribute Escrowed Funds to the Company in the amount set forth in the Purchase Notice and the balance of the Escrowed Funds to the Investor on the date specified in the Disbursement Instructions (the “Disbursement Date”). Escrowed Funds to be distributed to the Company will be distributed in cash. The parties acknowledge that any amounts to be released to the Company pursuant to this Section 9(b) will be on account of the purchase by the Investor (or the Investor’s designee, to the extent permitted by the Equity Commitment Agreement) of Investor Rights Offering Shares (which were not previously issued in accordance with the terms of the Rights Offering) or Unsubscribed Shares pursuant to the provisions of the Equity Commitment Agreement.
          (c) Promptly following receipt of joint written instructions of termination of this Agreement from the Company and the Investor (“Termination Instructions”), signed by Authorized Persons of each such party, the Escrow Agent will distribute the Escrowed Funds to the Investor.
     10. Term of Escrow. This Agreement will terminate upon the disbursement of all Escrowed Funds in accordance with the terms of this Agreement. The Company agrees that it promptly will execute Termination Instructions in the event that the Investor satisfies its payment obligations with respect to the purchase of Investor Additional Shares pursuant to the Equity Commitment Agreement in cash.
     11. Escrow Agent Fees; Expense Reimbursement; Indemnification.
          (a) The Company and the Investor will be responsible jointly and severally for payment or reimbursement, as the case may be, of the compensation of the Escrow Agent for its services as set forth in the fee letter attached as Exhibit A hereto (the “Fee Letter”).
          (b) Each of the Company and the Investor agrees, jointly and severally, to reimburse the Escrow Agent on demand for all reasonably incurred costs and expenses in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder that are in excess of its compensation for normal services hereunder, including without limitation payment of reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

3

          (c) Each of the Company and the Investor covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to reasonable attorney’s fees and other out-of-pocket costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense will be caused by the Escrow Agent’s gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless will survive the termination of this Agreement.
          (d) Without altering or limiting the joint and several liability of any of the parties to the Escrow Agent hereunder, each of the Company and the Investor agrees, as among themselves, that all amounts payable to the Escrow Agent pursuant to this Agreement will be paid 50% by the Company and 50% by the Investor. All invoices for amounts payable to the Escrow Agent will be sent to the Company and the Investor in accordance with Section 12 hereof.
          (e) Notwithstanding anything herein to the contrary, the Escrow Agent will have and is hereby granted a possessory lien on and security interest in the Escrowed Funds, and all proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising. If unpaid after 90 days following the issuance of a fee invoice, the Escrow Agent will have the right to deduct from the Escrowed Funds, and proceeds thereof, any such sums, upon three Business Days’ notice to the Company and the Investor of its intent to do so.
     12. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
(a)	If to the Company:
USG Corporation
125 South Franklin Street
Chicago, Illinois 60606-4647
Attention: Stanley L. Ferguson
Facsimile: (312) 606-5316

With a copy to:

Jones Day
222 East 41st Street
New York, New York 10017-6702

4

Attention: Robert A. Profusek
Facsimile: (212) 755-7306
(b)	If to the Investor:
Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131
Attention: Marc D. Hamburg
Facsimile: (402) 346-3375

with a copy to:

Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, California 90071-1560
Attention: Robert E. Denham
Facsimile: (213) 687-3702
(c)	If to the Escrow Agent:
[                    ]
[Address]
Attention:
Facsimile:
All instructions required under this Agreement to be delivered to the Escrow Agent will be executed by authorized persons (each, an “Authorized Person”) of the respective parties. With respect to the Company, the identity of such Authorized Persons, as well as their specimen signatures, will be delivered to the Escrow Agent in the form of an incumbency certificate in the form of Exhibit B attached hereto and will remain in effect until such party notifies the Escrow Agent of any change, and with respect to the Investor, the identity of such Authorized Persons, as well as their specimen signatures, will be delivered to Escrow Agent in the form of an incumbency certificate in the form of Exhibit C attached hereto and will remain in effect until such party notifies the Escrow Agent of any change.
     13. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement will be binding upon the Escrow Agent unless written notice thereof has been served upon the Escrow Agent and all fees, costs and expenses incident to such transfer of interest have been paid. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including

5

the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.
     14. Governing Law; Venue. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICT OF LAWS PRINCIPLES. EACH PARTY TO THIS AGREEMENT IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE DISTRICT COURTS OF THE UNITED STATES SITTING IN THE STATE OF DELAWARE OR THE COURTS OF THE STATE OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.
     15. Disputes.
          (a) In the event of a dispute under this Agreement, the Escrow Agent may hold the Escrowed Funds and await settlement or other resolution of any dispute in accordance with Section 15(b) of this Agreement.
          (b) If the Company or the Investor objects to any proposed disbursement as described in Section 9 of this Agreement, such dispute under this Agreement must be settled either: (i) by mutual agreement of the parties concerned within 10 calendar days of the objecting party’s written notice of such objection (such agreement to be evidenced by appropriate instructions in writing to the Escrow Agent, signed by the Company and the Investor) or (ii) if the Company and the Investor are unable to resolve the dispute within such 10-day period, by the courts of the United States sitting in the State of Delaware or the courts of the State of Delaware, which will have exclusive jurisdiction over disputes under this Agreement. The Escrow Agent is under no duty whatsoever to institute or defend any such proceedings. Before the settlement of any dispute under this Agreement, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, that portion of the Escrowed Funds that is the subject of such dispute.
     16. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
     17. Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, whether written or oral, between the parties (or any of them) with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties (or any of them) will continue in full force and effect in accordance with their respective terms.

6

     18. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.
     19. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
     20. Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.
[Signature Page Follows]

7

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

USG CORPORATION
By:
Name:
Title:

BERKSHIRE HATHAWAY INC.
By:
Name:
Title:

[Signature Page of Escrow Agreement]

S-1

[ESCROW AGENT]
By:
Name:
Title:

[Signature Page of Escrow Agreement]

S-2

Exhibit F
Existing Shareholder Rights Plan

F-1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT
     Amendment No. 1, dated as of January 30, 2006 (this “Amendment”), to the Rights Agreement, dated as of March 27, 1998 (the “Rights Agreement”), by and between USG Corporation, a Delaware corporation (“USG”), and Harris N.A. (successor to Harris Trust and Savings Bank) (the “Rights Agent”).
RECITALS:
     A. USG and the Rights Agent wish to amend the Rights Agreement as set forth herein;
     B. No event has occurred that would cause any Person to be deemed an Acquiring Person under the Rights Agreement; and
     C. Section 27 of the Rights Agreement permits the Company to amend the Rights Agreement in the manner provided herein at any time before any Person becomes an Acquiring Person under the Rights Agreement.
AGREEMENT:
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.	Amendments to Section 1.
(a)	Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:
"(a) ‘Acquiring Person’ shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Common Shares for or pursuant to the terms of any such plan, or any Restricted Person (as such term is hereinafter defined); provided, that a Person will not be deemed to be an Acquiring Person solely as the result of a reduction in the number of Common Shares outstanding unless and until such time as (i) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares of the Company other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally or (ii) any other Person who is the Beneficial Owner of Common Shares thereafter becomes an Affiliate or Associate of such Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an

‘Acquiring Person,’ as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an ‘Acquiring Person,’ as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an ‘Acquiring Person’ for any purposes of this Agreement.”
(b)	Section 1 of the Rights Agreement is hereby further amended by adding the following additional definitions:
"(p) ‘Equity Commitment Agreement’ shall mean the Equity Commitment Agreement, dated as of the date hereof, by and between the Company and XYZ Inc. (the ‘Investor’).
(q) ‘Reorganization Rights Plan’ shall mean the Reorganization Rights Plan, dated as of January 30, 2006, as it may be amended from time to time, approved by the Board of Directors of the Company on January 29, 2006.
(r) ‘Restricted Person’ shall mean, during the Standstill Period (as defined in the Shareholder’s Agreement, dated as of the date hereof (the ‘Shareholder’s Agreement’), by and between the Company and the Investor) and so long as the Shareholder’s Agreement is in effect, (i) the Investor, (ii) any Controlled Affiliate of the Investor, and (iii) any group that would be deemed to be a ‘person’ by Section 13(d)(3) of the Exchange Act with respect to securities of the Company of which the Investor or any Person directly or indirectly Controlling or Controlled by (each as defined in the Shareholder’s Agreement) the Investor is a member, provided that if it is finally judicially determined by a court of competent jurisdiction that the Investor breached any of the representations, warranties, covenants or other provisions contained in the Shareholder’s Agreement, and such breach has not been cured by the Investor within 30 calendar days following receipt by the Investor of the Company’s written notice of such breach, then the Investor, any Controlled Affiliate and any group described in clause (iii) above shall immediately and automatically cease to be a Restricted Person as of the close of business on the 30th calendar day following the Investor’s receipt of the Company’s written notice of such breach.”
(c)	Section 1 of the Rights Agreement is hereby further amended by adding the following paragraph at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, no Person shall be deemed to be an Acquiring Person, and none of a Shares Acquisition Date, a Distribution Date, an event described in Section 11(a)(ii) or an event described in Section 13 shall be deemed to have occurred during the period beginning on the Adoption Date (as defined in the Reorganization Rights Plan and ending on the Expiration Date (as defined in the Reorganization Rights Plan).”

2

2.	Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:
"(a) The registered holder of any Right Certificates may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent in Chicago, Illinois, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on March 27, 2008 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) 12:01 a.m., New York City time, on the eleventh calendar day after the effectiveness of a plan of reorganization approved by the U.S. Bankruptcy Court administering the Company’s proceedings under the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq., provided, that such effectiveness is not stayed or the transactions provided therein enjoined or restrained, and (v) immediately prior to the occurrence of a Distribution Date (as defined in the Reorganization Rights Agreement adopted or to be adopted by the Company with a rights agent to be selected by the Company) (such earliest date, the “Expiration Date”).
3.	Section 27. Section 27 of the Rights Agreement is hereby amended by adding the following paragraph at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, the limitations on the ability of the Board of Directors to amend this Agreement set forth in this Section 27 shall not affect the power or ability of the Board of Directors to take any other action that is consistent with its fiduciary duties under Delaware law, including without limitation accelerating or extending the Expiration Date or making any other amendment to this Agreement that is permitted by this Section 27 or adopting a new stockholder rights plan with such terms as the Board of Directors determines in its sole discretion to be appropriate.”
4.	Section 34. The Rights Agreement is hereby further amended by adding the following new Section 34 directly following Section 33 thereof:
“Section 34. Determinations and Actions by the Board.
For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382 of the Code, or any successor provision or replacement provision. The Board of Directors of the

3

Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement (including without limitation Section 27, this Section 34 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights.”
5.	No Other Amendments. Except as amended hereby, the Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
6.	Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
7.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
8.	Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
9.	Other Defined Terms. Capitalized terms used without other definition in this Amendment are used as defined in the Rights Agreement.
10.	Effectiveness. This Amendment shall be effective as of, and immediately prior to, the execution and delivery of the Equity Commitment Agreement, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.
11.	Exhibits to the Rights Agreement. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment.
[Signatures on following page]

4

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

USG CORPORATION
By:	/s/ Stanley L. Ferguson
	Name:	Stanley L. Ferguson
	Title:	Executive Vice President and General Counsel

HARRIS N.A.
By:	/s/ Martin J. McHale
	Name:	Martin J. McHale
	Title:	Vice President

S-1

Exhibit G
Reorganization Rights Plan

G-1

USG Corporation
Reorganization Rights Plan
Dated as of January 30, 2006

TABLE OF CONTENTS

1.	Certain Definitions	1
2.	Appointment of Rights Agent	6
3.	Issue of Right Certificates	6
4.	Form of Right Certificates	8
5.	Countersignature and Registration	8
6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates	8
7.	Exercise of Rights; Purchase Price; Expiration Date of Rights	9
8.	Cancellation and Destruction of Right Certificates	10
9.	Company Covenants Concerning Securities and Rights	11
10.	Record Date	12
11.	Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights	12
12.	Certificate of Adjusted Purchase Price or Number of Securities	20
13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power	20
14.	Fractional Rights and Fractional Securities	23
15.	Rights of Action	24
16.	Agreement of Rights Holders	25
17.	Right Certificate Holder Not Deemed a Stockholder	25
18.	Concerning the Rights Agent	26
19.	Merger or Consolidation or Change of Name of Rights Agent	26
20.	Duties of Rights Agent	27
21.	Change of Rights Agent	28
22.	Issuance of New Right Certificates	29
23.	Redemption	29
24.	Exchange	30
25.	Notice of Certain Events	31
26.	Notices	32
27.	Supplements and Amendments	32
28.	Successors; Certain Covenants	33
29.	Benefits of This Agreement	33
30.	Governing Law	33
31.	Severability	33

32.	Descriptive Headings, Etc	34
33.	Determinations and Actions by the Board	34
34.	Counterparts	34
Exhibit A		A-1
(ii)

REORGANIZATION RIGHTS PLAN
     This Agreement, dated as of January 30, 2006, adopted by USG Corporation, a Delaware corporation (the “Company”), with the Person identified on the signature page hereof, as Rights Agent (the “Rights Agent”) establishes the Company’s Reorganization Rights Plan.
RECITALS
     WHEREAS, on January 29, 2006 (the “Adoption Date”), the Board of Directors of the Company authorized and declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.10 per share, of the Company (a “Common Share”) outstanding as of the Close of Business (as hereinafter defined) on February 9, 2006 (the “Record Date”), each Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), on the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined) or as provided in Section 22.
     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:
     1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
     (a) “Acquiring Person” means any Person (other than the Company, any Related Person, any Restricted Person or any Exempt Person) who or which, together with all controlled Affiliates and Associates of such Person, is the Beneficial Owner of 5% or more of the then-outstanding Common Shares; provided, however, that (i) any Person who would otherwise qualify as an Acquiring Person as of the Close of Business on the Adoption Date (including any Person that would otherwise qualify as an Acquiring Person but for being a Restricted Person on such date, or by reason of any agreement, arrangement or understanding (whether or not in writing) or regular-way purchase order for Common Shares that is in effect prior to the Adoption Date and confirmed or consummated after the Adoption Date) will not be deemed to be an Acquiring Person for any purpose of this Agreement prior to, or after such date unless and until such time as (A) such Person or any controlled Affiliate or Associate of such Person thereafter becomes by reason of a subsequent transaction the Beneficial Owner of additional Common Shares representing 1% or more of the Common Shares outstanding as of the Close of Business on the Adoption Date, other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares representing 1% or more of the Common Shares outstanding as of the Close of Business on the Adoption Date thereafter becomes a controlled Affiliate or Associate of such Person, provided that the foregoing exclusion shall cease to apply with respect to any Person at such time as such Person, together with all controlled Affiliates and Associates of such Person, ceases to Beneficially Own

     5% or more of the then-outstanding Common Shares, and (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until such time as (A) such Person or any controlled Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Common Shares thereafter becomes a controlled Affiliate or Associate of such Person. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently, and such Person divests as promptly as practicable or agrees in writing with the Company to divest, a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.
     (b) “Adoption Date” has the meaning set forth in the Recitals to this Agreement.
     (c) “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(c), will also include, with respect to any Person, any other Person (other than a Related Person, a Restricted Person or an Exempt Person) whose Common Shares would be deemed constructively owned by such first Person pursuant to the provisions of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision or replacement provision, provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.
     (d) A Person will be deemed the “Beneficial Owner” of, and to “Beneficially Own,” any securities:
          (i) the beneficial ownership of which such Person or any of such Person’s controlled Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s controlled Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or
          (ii) which such Person or any of such Person’s controlled Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

          (iii) of which any other Person is the Beneficial Owner, if such Person or any of such Person’s controlled Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;
provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided further, however, that nothing in this Section 1(d) will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Directors of the Company may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(d), a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” or have “beneficial ownership” of, and securities which such Person would be deemed to constructively own pursuant to Section 382 of the Code, or any successor provision or replacement provision.
     (e) “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.
     (f) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.
     (g) “Code” has the meaning set forth in Section 1(c).
     (h) “Common Shares” when used with reference to the Company means the shares of common stock, par value $0.10 per share, of the Company; provided, however, that if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(ii), “Common Shares” when used with reference to the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of the Company. “Common Shares” when used with reference to any corporation or other legal entity other than the Company, including an Issuer, means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.
     (i) “Company” means USG Corporation, a Delaware corporation.

     (j) “Distribution Date” means the earlier of: (i) the Close of Business on the tenth calendar day following the Share Acquisition Date, or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the commencement of a tender or exchange offer by any Person (other than the Company, any Related Person, a Restricted Person or any Exempt Person), if upon the consummation thereof such Person would be the Beneficial Owner of 5% or more of the then-outstanding Common Shares.
     (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (l) “Exempt Person” means a Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 5% of more of the then-outstanding Common Shares (but less than 15% of the then-outstanding Common Shares) will not, as determined by the Company’s Board of Directors in its sole discretion pursuant to a duly adopted resolution, jeopardize or endanger the availability to the Company of any income tax benefit, provided, however, that such a Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) regardless of the reason therefor.
     (m) “Expiration Date” means the earliest of (i) the later of (A) the Close of Business on December 31, 2006, so long as as of such time (x) no Person is an Acquiring Person and (y) no tender offer or exchange offer has been commenced that if consummated would cause a Distribution Date to occur and (B) the Close of Business on the 30th calendar day following the date of effectiveness of the Plan of Reorganization, provided, that such effectiveness is not stayed or the transactions provided therein enjoined or restrained, and so long as as of such time (x) the Fair Act has not been enacted and made law, (y) no Person is an Acquiring Person, and (z) no tender offer or exchange offer has been commenced that if consummated would cause a Distribution Date to occur, (ii) the time at which the Rights are redeemed as provided in Section 23, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 24.
     (n) “Flip-in Event” means any event described in clauses (A), (B) or (C) of Section 11(a)(ii).
     (o) “Flip-over Event” means any event described in clauses (i), (ii) or (iii) of Section 13(a).
     (p) “Investor” means Berkshire Hathaway Inc., a Delaware corporation.
     (q) “Issuer” has the meaning set forth in Section 13(b).
     (r) “Nasdaq” means The Nasdaq Stock Market.
     (s) “Person” means any individual, firm, corporation or other legal entity, and includes any successor (by merger or otherwise) of such entity.

     (t) “Plan of Reorganization” means the Plan of Reorganization approved by the U.S. Bankruptcy Court administering the Company’s reorganization proceedings under the United States Bankruptcy Code, 11. U.S.C. §§ 101, et seq.
     (u) “Preferred Shares” means shares of Junior Participating Preferred Stock, Series D, par value $1.00 per share, of the Company.
     (v) “Purchase Price” means initially $200.00 per one one-hundredth of a Preferred Share, subject to adjustment from time to time as provided in this Agreement.
     (w) “Record Date” has the meaning set forth in the Recitals to this Agreement.
     (x) “Redemption Price” means $0.001 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.
     (y) “Related Person” means (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.
     (z) “Restricted Person” means, during the Standstill Period (as defined in the Shareholder’s Agreement, dated as of January 30, 2006, as it may be amended from time to time (the “Shareholder’s Agreement”), by and between the Company and the Investor) and so long as the Shareholder’s Agreement is in effect, (i) the Investor, (ii) any Controlled Affiliate (as defined in the Shareholder’s Agreement), and (iii) any group that would be deemed to be a ‘person’ by Section 13(d)(3) of the Exchange Act with respect to securities of the Company of which the Investor or any Person directly or indirectly Controlling or Controlled by (each as defined in the Shareholder’s Agreement) the Investor is a member, provided that if it is finally judicially determined by a court of competent jurisdiction that the Investor breached any of the representations, warranties, covenants or other provisions contained in the Shareholder’s Agreement, and such breach has not been cured by the Investor within 30 days following receipt by the Investor of the Company’s written notice of such breach, then the Investor, any Controlled Affiliate and any group described in clause (iii) above shall immediately and automatically cease to be a Restricted Person as of the Close of Business on the 30th day following the Investor’s receipt of the Company’s written notice of such breach.
     (aa) “Right” has the meaning set forth in the Recitals to this Agreement.
     (bb) “Right Certificates” means certificates evidencing the Rights, in substantially the form attached as Exhibit A.
     (cc) “Rights Agent” means the Person designated as such on the signature page, unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means such successor Rights Agent.
     (dd) “Securities Act” means the Securities Act of 1933, as amended.

     (ee) “Settlement Term Sheet” means the Settlement Term Sheet, dated as of January 24, 2006, by and among the Company and the other parties thereto, as it may be amended from time to time.
     (ff) “Share Acquisition Date” means the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.
     (gg) “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.
     (hh) “Trading Day” means any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.
     (ii) “Triggering Event” means any Flip-in Event or Flip-over Event.
     2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, will also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co-Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent. To the extent that any Co-Rights Agent takes any action pursuant to this Agreement, such Co-Rights Agent will be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.
     3. Issue of Right Certificates. (a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares will also be deemed to be Right Certificates), (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the surrender for transfer of any certificates evidencing Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.
     (b) Rights will be issued by the Company in respect of all Common Shares (other than Common Shares issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates

evidencing such Common Shares will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:
This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Reorganization Rights Plan, dated as of January 30, 2006 (the “Rights Agreement”), adopted by USG Corporation on January 29, 2006, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of USG Corporation. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. USG Corporation will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.
     (c) Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right Certificate issued pursuant to Section 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:
The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 13 of the Rights Agreement.
     (d) As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
     (e) In the event that the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares so purchased or acquired.
     4. Form of Right Certificates. The Right Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) will be substantially in the form attached as Exhibit A with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 22, the Right Certificates, whenever issued, on their face will entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as are set forth therein at the Purchase Price set forth therein, but the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.
     5. Countersignature and Registration. (a) The Right Certificates will be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and will have affixed thereto the Company’s seal or a facsimile thereof which will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates will be manually countersigned by the Rights Agent and will not be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such officer.
     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 7(d) and 14, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate or Rights Certificates must make such request in a writing delivered to the Rights Agent and must surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(d) and 14, the Company will prepare, execute and deliver to the Rights Agent, and the Rights Agent will countersign and deliver, a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
     7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the exercise price for the total number of securities as to which such surrendered Rights are exercised and (ii) an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d).
     (b) Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment as described above, the Rights Agent will promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of one one-hundredths of a Preferred Share to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), or, if the Company elects to deposit Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor (or make available, if the Rights Agent is the transfer agent) certificates representing the number of equivalent common shares to be issued in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (iv) when appropriate, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 14 or in lieu of the issuance of Common Shares in accordance with the provisions of Section 11(a)(iii), (vi) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vii) when appropriate, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).
     (c) In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Company will prepare, execute and deliver a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14.
     (d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company may reasonably request.
     8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all canceled Right Certificates to the Company, or will, at the written request of the Company, destroy such canceled Right Certificates, and in such case will deliver a certificate of destruction thereof to the Company.
     9. Company Covenants Concerning Securities and Rights. The Company covenants and agrees that:
     (a) It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, a number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.
     (b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable upon the exercise of the Rights may be listed on a national securities exchange, or quoted on Nasdaq, it will endeavor to cause, from and after such time as the Rights become exercisable, all securities reserved for issuance upon the exercise of Rights to be listed on such exchange, or quoted on Nasdaq, upon official notice of issuance upon such exercise.
     (c) It will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such securities, will be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.
     (d) It will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights; provided, however, that the Company will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates or depositary receipts representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
     (e) It will use its best efforts (i) to file on an appropriate form, as soon as practicable following the later of the Share Acquisition Date and the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law.
     (f) Notwithstanding anything in this Agreement to the contrary, after the later of the Share Acquisition Date and the Distribution Date the Company will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.
     (g) In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 13, 14 or 24 it will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.
     10. Record Date. Each Person in whose name any certificate representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate will be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares (or Common Shares and/or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
     11. Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities issuable upon exercise of each

Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
     (a) (i) In the event that the Company at any time after the Record Date (A) declares a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivides the outstanding Preferred Shares, (C) combines the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issues any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13.
          (ii) Subject to the provisions of Section 24, if:
     (A) any Person becomes an Acquiring Person; or
     (B) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, directly or indirectly, (1) merges into the Company or otherwise combines with the Company and the Company is the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13), (2) merges or otherwise combines with any Subsidiary of the Company, (3) in one or more transactions (otherwise than in connection with the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfers cash, securities or any other property to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtains from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (otherwise than as part of a pro rata distribution to all holders of shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes (in one or more transactions) to, from, with or of, as the case may be, the Company or any of its Subsidiaries (otherwise than in a transaction subject to Section 13), any property, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm’s-length transaction with an unaffiliated third party, (5) receives any compensation from the Company or any of its Subsidiaries other than compensation as a director or a regular full-time employee, in either case at rates consistent with the Company’s (or its Subsidiaries’) past practices, or (6) receives the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or
     (C) during such time as there is an Acquiring Person, there is any reclassification of securities of the Company (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or of securities exercisable or exchangeable for or convertible into equity securities of the Company or any of its Subsidiaries, of which an Acquiring Person, or any Affiliate or Associate of any Acquiring Person, is the Beneficial Owner;
then, and in each such case, from and after the latest of the Distribution Date, the Share Acquisition Date and the date of the occurrence of such Flip-in Event, proper provision will be made so that each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), in lieu of Preferred Shares, such number of Common Shares as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (C) a transferee of any Acquiring

Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Directors of the Company have determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. Upon the occurrence of a Flip-in Event, no Right Certificate that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) will thereafter be issued pursuant to Section 3 or Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this Section 11(a)(ii) will be canceled. Upon the occurrence of a Flip-over Event, any Rights that shall not have been previously exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only pursuant to Section 13 and not pursuant to this Section 11(a)(ii).
          (iii) Upon the occurrence of a Flip-in Event, if there are not sufficient Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right, the Board of Directors of the Company will use its best efforts promptly to authorize and, subject to the provisions of Section 9(e), make available for issuance additional Common Shares or other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board of Directors of the Company) to the Common Shares (for purposes of this Section 11(a)(iii), “equivalent common shares”). In the event that equivalent common shares are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) Common Shares, to the extent any are available, and (B) a number of equivalent common shares, which the Board of Directors of the Company has determined in good faith to have a value equivalent to the excess of (x) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of all the Common Shares issuable in accordance with Section 11(a)(ii) upon the exercise of a Right (the “Exercise Value”) over (y) the aggregate current per share market value on the date of the occurrence of the most recent Flip-in Event of any Common Shares available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient Common Shares and/or equivalent common shares available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), equivalent common shares (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (1) the Exercise Value over (2) the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.
     (b) In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares (for purposes of this Section 11(b), “equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which is the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (c) In the event that the Company fixes a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which is such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (d) (i) For the purpose of any computation hereunder, the “current per share market price” of Common Shares on any date will be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, or are not the subject of available bid and asked quotes, “current per share market price” will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.
          (ii) For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares will be determined in the same manner as set forth above for Common Shares in Section 11(d)(i), other than the last sentence thereof. If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the “current per share market price” of the Preferred Shares will be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, “current per share market price” of the Preferred Shares will mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent. For all purposes of this Agreement, the current per share market price of one one-hundredth of a Preferred Share will be equal to the current per share market price of one Preferred Share divided by one hundred.
     (e) Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.
     (f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Preferred Shares, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).
     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
     (h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one one-hundredths of a Preferred Share issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
     (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, will be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
     (j) Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.
     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares or such other securities, as the case may be, at such adjusted Purchase Price.
     (l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Preferred Shares or other securities upon the occurrence of the event requiring such adjustment.
     (m) Notwithstanding anything in this Agreement to the contrary, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company determines to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares is not taxable to such stockholders.
     (n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date prior to the Distribution Date (i) pays a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares, (iii) combines the outstanding Common Shares into a smaller number of shares, or (iv) issues any shares of its capital stock in a reclassification of the outstanding Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event equals the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which is the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) will be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.
     12. Certificate of Adjusted Purchase Price or Number of Securities. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares and the Common Shares a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26.
     13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that:

          (i) at any time after a Person has become an Acquiring Person, the Company consolidates with, or merges with or into, any other Person and the Company is not the continuing or surviving corporation of such consolidation or merger; or
          (ii) at any time after a Person has become an Acquiring Person, any Person consolidates with the Company, or merges with or into the Company, and the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or
          (iii) at any time after a Person has become an Acquiring Person, the Company, directly or indirectly, sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries;
then, and in each such case, proper provision will be made so that from and after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of such Flip-over Event (A) each holder of a Right thereafter has the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the Share Acquisition Date, such number of duly authorized, validly issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the Share Acquisition Date and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(d)), on the date of the occurrence of such Flip-over Event; (B) the Issuer will thereafter be liable for, and will assume, by virtue of the occurrence of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” will thereafter be deemed to refer to the Issuer; and (D) the Issuer will take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.
     (b) For purposes of this Section 13, “Issuer” means (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term “Issuer” means such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term “Issuer” means whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer will be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision will be made so that the Issuer creates or otherwise makes available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement will apply to the issuer of such securities as if such securities were Common Shares.
     (c) The Company will not consummate any Flip-over Event if, (i) at the time of or immediately after such Flip-over Event, there are or would be any rights, warrants, instruments or securities outstanding or any agreements or arrangements in effect which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip-over Event, the stockholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of the organization of the Issuer would preclude or limit the exercisability of the Rights. In addition, the Company will not consummate any Flip-over Event unless the Issuer has a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer will:
     (A) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

     (B) take all such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights; and
     (C) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.
     (d) The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, except for Rights that have become void pursuant to Section 11(a)(ii), Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11(a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).
     14. Fractional Rights and Fractional Securities. (a) The Company will not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.
     (b) The Company will not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to any Person to whom or which such fractional Preferred Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of one Preferred Share is the closing price of the Preferred Shares (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise; provided, however, that if the closing price of the Preferred Shares cannot be so determined, the closing price of the Preferred Shares for such Trading Day will be conclusively deemed to be an amount equal to the closing price of the Common Shares (determined pursuant to the second sentence of Section 11(d)(i)) for such Trading Day multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement); provided further, however, that if neither the Common Shares nor the Preferred Shares are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Preferred Share will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent.
     (c) Following the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Common Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, whose determination will mean the fair value thereof as will be described in a statement filed with the Rights Agent.
     15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.
     16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
     (a) Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares;
     (b) After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;
     (c) The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;
     (d) Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.
     (e) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
     17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.
     18. Concerning the Rights Agent. (a) The Company will pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company will also indemnify the Rights Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
     (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate evidencing Preferred Shares or Common Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons.
     19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.
     (b) If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.
     20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, will be bound:
     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent, and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
     (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.
     (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.
     (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant contained in this Agreement or in any Right Certificate; nor will it be responsible for any adjustment required under the provisions of Sections 11 or 13 (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.
     (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.
     (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions.
     21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and to each transfer agent of the Preferred Shares or the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a corporation or other legal entity organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares or the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
     22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.
     23. Redemption. (a) Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution

Date and (ii) Share Acquisition Date. Any such redemption will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board of Directors of the Company).
     (b) Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption and, within 10 calendar days thereafter, will give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(d)) at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board of Directors) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.
     24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the later of the Share Acquisition Date and the Distribution Date, exchange all or part of the then-outstanding and exercisable Rights (which will not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Any such exchange will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board of Directors of the Company). Notwithstanding the foregoing, the Board of Directors of the Company will not be empowered to effect such exchange at any time after any Person (other than the Company or any Related Person), who or which, together with all Affiliates and

Associates of such Person, becomes the Beneficial Owner of 50% or more of the then-outstanding Common Shares.
     (b) Immediately upon the effectiveness of the exchange of any Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.
     (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Common Share exchangeable for a Right (i) equivalent common shares (as such term is used in Section 11(a)(iii)), (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board of Directors of the Company (whose determination will be described in a statement filed with the Rights Agent), equal to the current market value of one Common Share (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.
     25. Notice of Certain Events. (a) If, after the Distribution Date, the Company proposes (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or reclassification of the Common Shares then, in each such case, the Company will give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (ii) above, at least 10 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever is the earlier.
     (b) In case any Triggering Event occurs, then, in any such case, the Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights.
     26. Notices. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

USG Corporation
125 South Franklin Street
Chicago, Illinois 60606-4678
Attention:
     (b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as to the address specified on the signature page hereof:
     (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior the Distribution Date, to the holder of any certificate evidencing Common Shares) will be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
     27. Supplements and Amendments. Prior to the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the penultimate sentence of this Section 27 or such later date as the Board of Directors may determine by resolution adopted in the exercise of its business judgment, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights or Common Shares. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights or Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment shall cause the Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence. Without limiting the generality or effect of the foregoing, this Agreement may be supplemented or amended to provide for such voting powers for the Rights and such procedures for the exercise thereof, if any, as the Board of Directors of the Company may determine to be appropriate. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent will execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment will not affect the validity of any supplement or amendment adopted by the Board of Directors of the Company, any of which will be effective in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment may be made which decreases the stated Redemption Price to an amount less than $0.001 per Right. Notwithstanding anything in this Agreement to the contrary, the limitations on the ability of the Board of Directors to amend this Agreement set forth in this Section 27 shall not affect the power or ability of the Board of Directors to take any other action that is consistent with its fiduciary duties under Delaware law, including without limitation accelerating or extending the Expiration Date or making any other amendment to this Agreement that is permitted by this Section 27 or adopting a new stockholder rights plan with such terms as the Board of Directors determines in its sole discretion to be appropriate.
     28. Successors; Certain Covenants. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.
     29. Benefits of This Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).
     30. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.
     31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable,

the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.
     32. Descriptive Headings, Etc. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof. Unless otherwise expressly provided, references herein to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of or to this Agreement.
     33. Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, will be made in accordance with, as applicable, the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act or the provisions of Section 382 of the Code, or any successor provision or replacement provision. The Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power to (i) interpret the provisions of this Agreement (including without limitation Section 27, this Section 33 and other provisions hereof relating to its powers or authority hereunder) and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become void). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights.
     34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.
[Signatures on Following Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

USG CORPORATION

By:
Name:
Title:

RIGHTS AGENT

By:
Name:
Title:

Rights Agent Legal Names and address for
purposes of notices:

EXHIBIT A
FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights
NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.
Right Certificate
USG CORPORATION
     This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Reorganization Rights Plan, dated as of January 30, 2006 (the "Rights Agreement”), adopted by USG Corporation (the “Company”) to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York City time) on the Expiration Date (as such term is defined in the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Junior Participating Preferred Stock, Series D, par value $1.00 per share (the “Preferred Shares”), of the Company, at a purchase price of $200.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Preferred Shares as constituted at such date.
     As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.
     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the

Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.
     Pursuant to the Rights Agreement, from and after the occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip-in Event, no Right Certificate will be issued that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement will be canceled.
     This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.
     The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.
     No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the

Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.
     This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.
     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                     ,      .

ATTEST:		USG CORPORATION

By:

Name:
Title:

Countersigned:

By:

Authorized Signature

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)
     FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:                     ,

Signature
Signature Guaranteed:

CERTIFICATE
     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) the Rights evidenced by this Right Certificate [   ] are [   ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);
     (2) after due inquiry and to the best knowledge of the undersigned, it [   ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:                     ,

Signature

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to
exercise the Right Certificate)
     To USG Corporation:
     The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the one one-hundredths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)
     If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:                     ,

Signature
Signature Guaranteed:

CERTIFICATE
     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) the Rights evidenced by this Right Certificate [   ] are [   ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);
     (2) after due inquiry and to the best knowledge of the undersigned, it [   ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:                     ,

Signature
NOTICE
     Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Exhibit H
Agreement Order

H-1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	:	Chapter 11
:
USG CORPORATION,	:	Jointly Administered
a Delaware corporation, et al.,[1]	:	Case No. 01-2094 (JKF)
:
Debtors.	:	Re: Docket No.:	/Agenda No.:
	:	Hearing Date:
ORDER AUTHORIZING USG CORPORATION TO ENTER INTO EQUITY
COMMITMENT AGREEMENT AND PAY RELATED COMMITMENT FEE
     This matter coming before the Court on the Motion of Debtors for An Order Approving Equity Commitment Agreement, Including Authorizing Payment of Related Commitment Fee (the “Motion”) filed by the above-captioned debtors (collectively, the “Debtors”), the Court having reviewed the Motion and having heard the statements of counsel regarding the relief requested in the Motion at a hearing before the Court (the “Hearing”); the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), (c) notice of the Motion and the Hearing was sufficient under the circumstances, (d) a sound business purpose exists for USG Corporation (“USG”) to enter into the Equity Commitment Agreement, pursuant to 11 U.S.C. § 363(b) and (e) the Standby Purchaser and its affiliates, representatives and advisors have acted in good faith and at arms length with respect to the Equity Commitment Agreement, the exhibits and attachments and related negotiations, as well as this Motion; and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein;

[1]	The Debtors are the following 11 entities: USG Corporation, United States Gypsum Company, USG Interiors, Inc., USG Interiors International, Inc., L&W Supply Corporation, Beadex Manufacturing, LLC, B-R Pipeline Company, La Mirada Products Co., Inc., USG Industries, Inc. USG Pipeline Company and Stocking Specialists, Inc.

     IT IS HEREBY ORDERED THAT:
     1. The Motion is GRANTED and the Equity Commitment Agreement, including, as required, any and all attachments and exhibits related thereto, are hereby approved pursuant to sections 105(a) and 363(b) of the Bankruptcy Code in all respects.
     2. USG is authorized and directed to execute, deliver, and implement the Equity Commitment Agreement and all exhibits and attachments thereto, and such agreements and documents shall be binding and enforceable against USG and the Standby Purchaser in accordance with their terms.
     3. USG is authorized and directed to pay the Standby Purchaser the Commitment Fee as provided for in the Equity Commitment Agreement, as well as any increased fee set forth in paragraph 10(b)(ii) of such agreement in exchange for an increase in the length of the Standby Purchaser’s commitment pursuant to the Equity Commitment Agreement. Such fees shall be non-refundable as set forth in the Equity Commitment Agreement. USG also is authorized to make all other payments to the Standby Purchaser required under the Equity Commitment Agreement and any exhibit or attachment thereto, on the terms set forth therein, without further order of the Court.
     4. The Standby Purchaser and its affiliates, and their respective officers, directors, employees, members, managers, agents, attorneys, representatives, and advisors hereby are released from any and all claims, obligations, suits, judgments, damages, rights, liabilities, or causes of action whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing, in law, equity, or otherwise that the Debtors may have against such parties as of the date of entry of this order based in whole or in part upon any act or omission, event, transaction, or occurrence associated

2

with, arising from, or related to such parties’ participation in the Equity Committee, the Debtors’ bankruptcy cases, and/or the transactions described in this Motion, other than such parties’ contractual liability to the Debtors pursuant to the Equity Commitment Agreement and any exhibit or attachment thereto.
     5. This order is a final and not interlocutory order and is immediately subject to appeal pursuant to 28 U.S.C. § 158(a). This order shall be effective upon the expiration of the ten day period pursuant to Bankruptcy Rule 6004(h) and shall not be revised, modified, or amended by the confirmation order for any plan or any other further order of this Court.

Dated:. , 2006

UNITED STATES BANKRUPTCY JUDGE

3